As filed with the Securities and Exchange Commission on January 21, 2000
                                                      Registration No. 333-92223

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                               Amendment No. 1 to

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            Urban Cool Network, Inc.
                       (Name of Registrant in its charter)

          Delaware                                    7375                                75-2753953
(State or other jurisdiction of     Primary Standard Industrial Classification         (I.R.S. Employer
incorporation or organization)                    Code Number)                        Identification No.)

                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                                 (214) 752-5818

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                  Jacob R. Miles, III, Chief Executive Officer
                            Urban Cool Network, Inc.
                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                                 (214) 752-5818

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
       Martin C. Licht, Esq.                      Lawrence B. Fisher, Esq.
Silverman, Collura & Chernis, P.C.          Orrick, Herrington & Sutcliffe, LLP
      381 Park Avenue South                    666 Fifth Avenue, 18th Floor
    New York, New York 10016                     New York, New York 10103
    Telephone: (212) 779-8600                    Telephone: (212) 506-5000
    Facsimile: (212) 779-8858                    Facsimile: (212) 506-5151

      Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


================================================================================

                                Explanatory Note

      This registration statement contains two prospectuses: one relating to this offering of 2,000,000 shares of common stock of Urban Cool, plus 300,000 shares of common stock to cover over-allotments, if any, and one relating to the offering of 1,665,000 shares of common stock by some of the stockholders of Urban Cool. Following the prospectus are certain substitute pages of the selling stockholder prospectus, including alternate front outside and back outside cover pages, an alternate "The Offering" section of the "Summary" and sections titled "Private Financings," "Selling Stockholders and Plan of Distribution" and "Legal Matters." Each of the alternate pages for the selling stockholder prospectus is labeled "Alternate Page for Selling Stockholder Prospectus." All other sections of the prospectus other than "Use of Proceeds," "Dilution," and "Underwriting" are to be used for the selling stockholder prospectus.

                  Preliminary Prospectus Dated January 21, 2000
                              Subject to Completion


                                     [LOGO]

                                       UCN

                                2,000,000 Shares

                             Urban Cool Network, Inc.

                                  Common Stock



      This is an initial public offering. No public market currently exists for our shares. We anticipate that the initial public offering price of the common stock will be between $9.00 and $11.00 per share. We have applied for listing of our common stock on The American Stock Exchange under the symbol "UBN."

      Selling stockholders are also offering 1,665,000 shares of common stock through an alternate prospectus dated ________, 2000.


                                                                 Per Share                 Total
                                                                 ---------                 -----
Initial public offering price .........................      $                         $
Underwriting discount .................................      $                         $
Proceeds, before expenses, to us ......................      $                         $



      Please see the risk factors beginning on page 6 to read about factors you should consider before buying shares of our common stock.


      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The underwriters may purchase up to 300,000 additional shares from us at the initial public offering price less the underwriting discount.

                             ---------------------


      Delivery of the shares of common stock will be made on or about _________, 2000, in New York, New York.



                         Security Capital Trading, Inc.


                   Prospectus dated ____________________, 2000


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY .........................................................      3

RISK FACTORS ...............................................................      6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS .......................     11

USE OF PROCEEDS ............................................................     12

DIVIDEND POLICY ............................................................     13

DILUTION ...................................................................     14

PRIVATE FINANCINGS .........................................................     15

CAPITALIZATION .............................................................     17

SELECTED FINANCIAL DATA ....................................................     19

PLAN OF OPERATION ..........................................................     20

BUSINESS ...................................................................     25

MANAGEMENT .................................................................     35

PRINCIPAL STOCKHOLDERS .....................................................     40

CERTAIN TRANSACTIONS .......................................................     41

DESCRIPTION OF SECURITIES ..................................................     42

SHARES ELIGIBLE FOR FUTURE SALE ............................................     45

PLAN OF DISTRIBUTION .......................................................     46

LEGAL MATTERS ..............................................................     48

EXPERTS ....................................................................     48

HOW TO GET MORE INFORMATION ................................................     48


FINANCIAL STATEMENTS .......................................................    F-1


                              --------------------

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                   [The inside front cover contains a graphic
                    showing pages from Urban Cool's website.]

                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section and the financial statements and the notes to the financial statements. This summary does not contain all of the information that investors should consider before investing in our common stock.

      Our business


      We operate urbancool.com, an online network targeted to the urban consumer that provides a forum for communications, information and electronic commerce. Our online network, which has been operational since January 1999, consists of 15 channels with original content organized by subject matter, and includes a search engine for users. The channels cover topics of interest to urban consumers such as arts and literature, health and fitness, sports, education, children, entertainment, finance, women's issues and travel. In addition, our online network includes urbanmall.net, a shopping site, and urbantrends.com, a business-to-business site. Through our search engine, our online network of web sites is linked to more than 2,000 web sites. According to Web Trends, page view impressions from January 1999 through December 31, 1999 exceeded 500,000.

      Our objective is to establish our online network as a leading online destination of urban consumers and businesses who market their products to urban consumers.

      Our strategy

      We plan to establish the Urban Cool brand name through advertising, and through the use of NetStand kiosks and CyberCenters. NetStand kiosks are individual kiosks that we intend to place in high-traffic locations, and will contain computers that feature high-speed Internet access to use our online network. CyberCenters are intended to be central meeting areas that will contain between 10 and 20 computers, which will provide users with a place to access the Internet through our online network. Our business strategy also includes marketing electronic commerce capable web sites to urban-based small businesses through our subsidiary e-commerce Solutions, Inc.


      Corporate background


      We were incorporated in Delaware in January 1998. Our principal executive office is located at 1401 Elm Street, Dallas, Texas 75202. Our telephone number is (214) 752-5818. Our Internet address is urbancool.com. Information contained in our web sites is not intended to be part of this prospectus.

                                  The Offering


Shares offered by us ........................ 2,000,000 shares of common stock.


Shares outstanding upon completion
  of this offering .......................... 5,645,000 shares of common stock.
                                              This number excludes:


                                              o an aggregate of 2,435,000 shares
                                                of common stock reserved for
                                                issuance upon the exercise of
                                                outstanding options and
                                                warrants, excluding options to
                                                purchase 755,750 shares of
                                                common stock issuable upon the
                                                exercise of options granted
                                                under our stock option plans, as
                                                discussed below;

                                              o 500,000 shares of common stock
                                                reserved for issuance upon the
                                                exercise of options issuable
                                                pursuant to our employee stock
                                                option plan, of which options to
                                                purchase 255,750 shares of
                                                common stock have been granted;

                                              o 500,000 shares of common stock
                                                reserved for issuance upon the
                                                exercise of options issuable
                                                under our executive stock option
                                                plan, all of which have been
                                                granted;

                                              o 200,000 shares of common stock
                                                reserved for issuance upon the
                                                exercise of warrants granted to
                                                the representative of the
                                                several underwriters of this
                                                offering; and


                                              o 300,000 shares reserved for
                                                issuance upon exercise of the
                                                underwriters' over-allotment
                                                option.

Use of proceeds ............................  We intend to use the net proceeds from the sale of the common stock
                                              for:

                                              o advertising, sales and
                                                marketing;

                                              o capital expenditures;

                                              o development and marketing of
                                                electronic commerce capable web
                                                sites;

                                              o development and licensing of
                                                content and procurement of
                                                traffic;

                                              o repayment of debt; and

                                              o working capital and general
                                                corporate purposes.

                             Summary Financial Data



                                                                   Period From    Period From     Period From
                                                                   January 23,    January 23,     January 23,
                                                                       1998          1998             1998
                                                    Nine Months    (Inception)    (Inception)     (Inception)
                                                       Ended         Through        Through         Through
                                                   September 30,  September 30,  December 31,    September 30,
                                                       1999           1998           1998            1999
                                                   ------------   ------------   ------------    ------------
                                                    (unaudited)    (unaudited)                    (unaudited)
Statement of operations data:
Revenues ......................................             --             --            --                --
Costs and expenses:
Content costs for website .....................    $   409,000     $             $  130,000       $   539,000
General and administrative ....................        492,000        153,000       198,000           690,000
                                                   -----------     ----------    ----------       -----------
 Operating loss ...............................       (901,000)      (153,000)     (328,000)       (1,229,000)
 Interest and related costs ...................        186,000                                        186,000
                                                   -----------     ----------    ----------       -----------
 Loss before income tax benefit ...............     (1,087,000)      (153,000)     (328,000)       (1,415,000)
 Income tax benefit                                         --             --            --                --
                                                   -----------     ----------    ----------       -----------
Net loss/comprehensive loss ...................    $(1,087,000)    $ (153,000)   $ (328,000)      $(1,415,000)
                                                   ===========     ==========    ==========       ===========
 Loss per share -- basic and diluted ..........    $     (0.41)    $    (0.07)   $    (0.16)
                                                   ===========     ==========    ==========
 Weighted average number of shares
   outstanding -- basic and diluted ...........      2,659,082      2,060,885     2,066,082
                                                   ===========     ==========    ==========


      The following table provides a summary of our balance sheet at September 30, 1999:

      o on an actual basis;

      o on a pro forma basis to reflect:

      o the issuance of 175,000 shares of common stock to Sea Breeze Associates, a consultant in October 1999;

        o the issuance of promissory notes in the aggregate amount of $700,000, 70,000 shares of common stock and warrants to purchase 350,000 shares of common stock in October and November 1999, in connection with a private financing transaction;


        o the borrowing of $500,000, pursuant to a loan of up to $1,000,000 with The Elite Funding Group, Inc., and the issuance of warrants to purchase 750,000 shares of common stock to the lender in the fourth quarter of 1999;

        o the issuance of 150,000 shares to RMH Consulting Corp., a consultant who is an affiliate of The Elite Funding Group who has agreed to loan to us up to $1,000,000, in November 1999, as compensation for consulting services with respect to the implementation of our business plan and strategies and our right to repurchase 45,000 shares of common stock;

        o the issuance of warrants to purchase 40,000 shares of common stock to Security Capital and warrants to purchase 20,000 shares of common stock to May Davis Group in connection with assisting the company in procuring a loan of up to $1,000,000 with The Elite Funding Group;

        o the issuance of options to purchase 100,000 shares of common stock to an employee in November 1999; and

        o the issuance of options to purchase 200,000 shares of common stock which are immediately exercisable to Stanley Wolfson in connection with the acquisition of a 66 2/3% interest in e-commerce Solutions, Inc.

      o on a pro forma as adjusted basis to further reflect:

        o the issuance of an aggregate of 15,000 shares of common stock to three non-employee directors upon the consummation of this offering;

        o the capital contribution of $2,950,000 to e-commerce Solutions and the resulting minority interest therein;


        o the receipt of the net proceeds from our sale of 2,000,000 shares of common stock in this offering, at an estimated initial public offering price of $10.00 per share, representing the mid-point of the filing range, after deducting underwriting discounts and commissions and our estimated offering expenses and the anticipated application of the estimated net proceeds, including repayment of debt. See also "Use of Proceeds" and "Capitalization."


Balance sheet data:                         December 31, 1998        At September 30, 1999
                                            ----------------------------------------------------------------
                                                                           (unaudited)
                                                 Actual        Actual       Pro Forma  Pro Forma as Adjusted
                                               ----------    ----------    ----------- ---------------------
Cash ......................................    $   2,000            --     $  973,000       $16,263,000
Working capital (deficit) .................     (220,000)    $(776,000)    $  197,000       $16,018,000
Total assets ..............................       88,000     $ 251,000     $3,251,000       $18,126,000
Total long-term debt ......................           --     $      --     $       --                --
Total liabilities .........................      222,000     $ 778,000     $  778,000       $   247,000
Minority interest .........................           --            --             --       $   983,000
Shares subject to repurchase ..............           --            --     $  450,000                --
Total stockholder's equity (deficiency) ...     (134,000)    $(527,000)    $2,023,000       $16,895,000

                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock.

      We have a limited operating history and will face difficulties encountered by early stage companies in new and rapidly evolving markets.


      We commenced our business in 1998 and have a limited operating history. Our ability to achieve profitability will be dependent upon the success of our efforts to:


      o attract a larger audience to our online network;

      o increase awareness of our brand;

      o strengthen user loyalty;

      o offer compelling content;

      o maintain current and develop new strategic relationships;

      o attract a large number of advertisers from a variety of industries;

      o manage growth and respond effectively to competitive pressures;

      o continue to develop and upgrade our technology; and

      o attract, retain and motivate qualified personnel.

      See "Plan of Operation" for detailed information on our limited operating history.

      The independent auditor's report contains explanatory language that substantial doubt exists about our ability to continue as a going concern.


      The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that we have incurred net losses, and have a working capital deficiency and a capital deficiency. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.

      We have no revenues, have incurred net losses since our inception and anticipate continuing losses.

      To date, we have had no revenue. We expect to continue to incur significant operating losses and net losses for at least the next 12 months. As of September 30, 1999, our accumulated deficit was $1,415,000 and our working capital deficit was $776,000. In addition, as of the date of this prospectus, we have failed to make the monthly payments to Analysts International pursuant to a promissory note in the principal amount of approximately $400,000. We intend to expand our marketing of products and services, and expect that our operating expenses will increase substantially. As a result, we will need to generate substantial revenues to achieve profitability. We may never be profitable. If profitability is achieved, we may not be able to sustain it.

      We require substantial funds and may need to raise additional capital in the future to implement our plan to become a leading online destination for urban consumers.

      We anticipate that the net proceeds from the sale of the shares of our common stock in this offering will be sufficient to satisfy our contemplated cash requirements for the 12 month period following the consummation of this offering. We may then require additional funding. We have no current arrangements with respect to sources of additional financing. Other additional financing may not be available on commercially reasonable terms, or at all. If we do not obtain necessary financing, then we may have to curtail or cease operations. If any future financing involves the sale of our equity securities, the shares of our common stock held by our stockholders would be substantially diluted. If we incur indebtedness or issue debt securities, we will be subject to various risks, including the risk that interest rates may fluctuate and the possibility that we may not be able to pay principal or interest.

      The market for Internet advertising is uncertain and we may not be able to derive the revenues we expect from sponsorship and advertising.

      We expect to derive a substantial portion of our revenues from sponsorships and advertising on our online network and our NetStand kiosks. Because we have not had revenues to date, demand and market acceptance for sponsorships and advertising on our online network and NetStand kiosks is uncertain. If we cannot derive substantial revenues from the sale of advertising and sponsorships, our business may not succeed or we may have to reevaluate our business strategy.


      We must manage our plan of rapid expansion effectively or we will not achieve profitability.

      We plan to rapidly expand all aspects of our operations. As a result, we need to expand our financial and management controls, reporting systems and procedures. We will also have to expand, train and manage our work force for marketing, sales and technical support, product development, site design, and network and equipment repair and maintenance, and manage multiple relationships with various customers, strategic partners and other third parties. We will need to continually expand and upgrade our technology infrastructure and systems and ensure continued high levels of service, speedy operation, and reliability. If we are unable to manage our growth effectively, we may be unable to handle our operations, control costs or otherwise function in a profitable manner, or at all.


      Because users seek out reliable web sites, system failures that interfere with users' access to our online network could harm our reputation.

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Substantially all of our computer and communications hardware operations are located in Dallas, Texas. Fire, floods, earthquakes, power loss, telecommunications failures and similar events could damage these systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect our web sites. If our systems were shut down by any of these occurrences, our ability to attract and retain users could be irreparably harmed. Our insurance policies may not adequately compensate us for any losses that may occur due to failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan.

      If we do not establish the Urban Cool brand name and reputation, then we may not be able to attract and retain users.

      We believe our success depends on our ability to successfully establish and maintain our brand recognition and reputation with urban consumers. Growing the popularity of our web sites and the Urban Cool brand name requires that we are perceived as offering trendsetting and "cool" sites for urban consumers. We believe that we need to invest heavily in our marketing and maintain high standards to establish brand recognition. However, we cannot assure you that our marketing efforts will attract urban consumers to our web sites. Even if our marketing efforts are successful in attracting urban consumers, we may not be able to retain users.


      We may be unable to respond to rapid technological changes in our industry, which could materially harm our ability to attract and retain users.


      The Internet is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. We must continue to develop, enhance and improve the responsiveness and features of our web sites and develop new features to meet users needs. We also need to integrate the various software programs and tools required to enhance and improve our product offerings and manage our business. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. We could also incur substantial costs if we need to modify our services or infrastructure to adapt to these changes.

      We face intense competition in our efforts to establish our online network as a leading destination of urban consumers and businesses.


      The number of web sites competing for the attention and spending of users and advertisers has increased. We expect that online competition will further intensify since a competitor can launch a new site at a relatively low cost.

      In addition, because of our broad market focus, we compete for users and advertisers with many types of companies, including:


      o online services or web sites targeted at urban consumers such as bet.com, starmedia.com and quepasa.com;

      o web search and retrieval and other online service companies, commonly referred to as portals, such as AOL, Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.;

      o electronic commerce companies such as AOL, Yahoo Store and Amazon.com;
        and

      o publishers and distributors of traditional media, such as television, radio and print.


      Increased competition could result in price reductions, reduced margins or loss of market share.

      Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have.


      We must expand quickly or competitors may copy or block our strategy.

      We believe we must rapidly establish Urban Cool as a leading online destination for urban consumers in order to maximize traffic to our web sites and increase our customer base. If we fail to do so, competitors may copy our business strategy or take other steps to prevent us from achieving our goal. In addition, a competing kiosk program could dilute our sales and the marketing effectiveness of the NetStand kiosks, which are a central part of our business strategy.

      We may be unable to complete the development of our proprietary software to construct electronic commerce capable web sites.


      In November 1999, we acquired a 66 2/3% interest in e-commerce Solutions, which is developing proprietary software to construct electronic commerce capable web sites for small businesses. We have no experience with software development. We cannot assure you that we will be able to complete development of the software on a timely basis, or at all. If we do not complete development of the software on a timely basis, we may lose all or a portion of our investment in e-commerce Solutions.

      We are unsure whether a viable market exists for low-cost electronic commerce capable web sites.


      The demand and market acceptance for low-cost electronic commerce capable web sites is uncertain. We have no experience in marketing electronic commerce capable web sites and we cannot predict if a market will develop, or if it will develop more slowly than anticipated.


      Our success in selling electronic commerce capable web sites depends on developing a substantial sales force, which we currently do not have.

      We currently do not have a sales force to market electronic commerce capable web sites and we cannot assure you we will be able to build a substantial sales force. Moreover, even if we build a substantial sales force, we cannot assure you that our sales force will be able to attract customers and generate revenue, or that our operations will achieve profitably.

      We have no experience in web site design services and we will compete against many proven, well-established companies for web site design services.

      We expect to compete with IBM, EDS, and many other local, regional and national competitors for web site design services that we will offer through e-commerce Solutions. Many of these competitors have well established, large and experienced marketing and sales capabilities and greater name recognition than we have. As a result, our competitors may be in a stronger position to respond quickly to new or emerging technologies and changes in client requirements. They may also develop and promote their services more effectively than we do. In addition, since barriers to entry into our market are low, we expect additional competitors to enter our market.

      If we are unable to license third-party content on our web sites, we may not be able to attract and retain users.

      We intend to license third-party content, including news reports and features. We believe that in order to attract and retain web site users we will need to significantly increase the content on our web sites. If we are unable to obtain desirable content, it could reduce visits to our web sites. If we are not able to attract and retain users for our web site, we will not be able to generate sponsorship and advertising revenue. In addition, if we are unable to obtain content at an acceptable cost, it could materially harm our ability to compete and operate profitably.

      If we are unable to protect our domain names our brand recognition may be harmed.

      We currently utilize various web domain names relating to our brand, including urbancool.com, urbantrends.com and urbanmall.net. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is expected to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all places in which we may conduct business. If our ability to acquire or maintain domain names is limited, it could harm our ability to establish brand recognition, which we believe is essential to our success.

      Our reliance on third parties to provide NetStand kiosks and other computer hardware may affect our ability to operate as intended.

      Although our computer and network hardware and our NetStand kiosks are assembled from standard components which may be outsourced from a number of manufacturers and distributors, we have no equipment manufacturing capacity and we have no agreements with any manufacturers or distributors. We rely upon the timely delivery of quality equipment by third-party manufacturers and distributors. We also depend upon third-parties for the timely, cost-effective, and proper installation, maintenance, and repair of our NetStand kiosks and for the maintenance and repair of our equipment and network infrastructure. Failure by any of these third-parties to perform as we require could affect our ability to operate as intended and our growth could be impaired.

      We may be sued for information retrieved from the Internet through our online network.

      We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information we publish on our web sites. We could also be subjected to claims based upon the content that is accessible from our web sites through links to other web sites or through content and materials that may be posted by users in chat rooms or bulletin boards. We also offer e-mail services, which may subject us to potential risks, such as liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service. Our insurance may not adequately protect us against these types of claims.

      We may incur potential product liability for products we sell over the Internet.

      Consumers may sue us if any of the products that we sell online are defective, fail to perform properly or injure the user. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could seriously damage our reputation and our business.

      Possible infringement by others of our intellectual property rights could harm our business.

      Although we have filed for trademark protection for the Urban Cool brand name, we cannot be certain that the steps we have taken to protect the Urban Cool brand name, or any other intellectual property rights, will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation could result in a significant claim for damages which, whether or not successful, could seriously damage our reputation and our business.


      We could be subject to possible infringement actions based upon content licensed from others.

      We have established a network of links with numerous small online sites. Many of the sites may not have licenses for the use of the intellectual property that they display. The copyright holders of this intellectual property or their licensees may assert infringement claims against our affiliate partner sites and us because of our relationships with these sites. In addition, it is possible that we could become subject to infringement actions based upon content we may license from third parties. Any of these claims, with or without merit, could subject us to costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are successful, we may be required to change our trademarks, alter the content on our online network, pay financial damages or obtain licenses from others.

      We may be subject to future government regulation and legal liabilities that may be costly and may interfere with our ability to conduct business.

      There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. These laws and regulations could expose us to compliance costs and substantial liability. In addition, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. These laws would also be likely to impose additional burdens on our business.

      Several members of senior management have only recently joined us and may not work together effectively.


      Several members of our senior management joined us in 1999, including our Chief Operating Officer and Chief Financial Officer. These individuals have not previously worked together and are becoming integrated as a management team. As a result, our senior managers may not work together effectively as a team to successfully manage our growth.


      The loss of any key personnel would disrupt our operations and hurt our profitability.

      Our future success depends to a significant extent on the continued services of our senior management and other key personnel, particularly, Jacob
R. Miles, III, Chairman and Chief Executive Officer, Terrence B. Reddy, President and Chief Operating Officer, and Stanley Wolfson, the President of e-commerce Solutions. The loss of the services of Mr. Miles, Mr. Reddy, Mr. Wolfson or other key employees would likely have a significantly detrimental effect on our business. We maintain "key person" life insurance in the amount of $1,000,000 for Mr. Miles. We currently have employment agreements with each of Mr. Miles and Mr. Reddy, and Mr. Wolfson has entered into an employment agreement with e-commerce Solutions. Although, if Mr. Miles, Mr. Reddy or Mr. Wolfson becomes unable or unwilling to continue in their current positions, it would be significantly more difficult to operate our business, which would hurt our financial condition and results of operations.

      Management will control approximately 40% of Urban Cool after completion of this offering; management's interests may differ and conflict with yours.

      Upon completion of this offering, our directors and executive officers will own approximately 40% of the then outstanding shares of our common stock. Accordingly, these stockholders will possess substantial control over our operations. This control may allow them to amend corporate filings, elect all of our board of directors, other than the director to be designated by the representative, and substantially control all matters requiring approval by our stockholders, including approval of significant corporate transactions. If you purchase our common stock, you may have no effective voice in our management.

      You will incur immediate and substantial dilution.

      The initial public offering price substantially exceeds the amount of our assets minus our liabilities on a per share basis. Investors in this offering will contribute 71% of total capital contributed to Urban Cool, but will receive only 36% of the shares of common stock. In addition, you will suffer immediate and substantial dilution of $7.33 per share, or approximately 73.3% of the estimated initial public offering price of $10.00 per share. The dilution to an investor represents the comparison of the assets minus liabilities of Urban Cool, including pro forma, adjustments, before and after the offering on a per share basis. In addition, the exercise of options and warrants currently outstanding could cause additional, substantial dilution to you. See "Dilution" for more detailed information regarding the potential dilution you may incur.

      Shares eligible for future sale after this offering could impair our stock price.

      The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that these sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock. In addition, 1,665,000 shares of common stock are being offered by selling stockholders under an alternate prospectus. Our officers, directors and some of our stockholders have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for various periods without the prior written consent of Security Capital on behalf of the underwriters. See "Shares Eligible for Future Sale" for further information concerning potential sales of our shares after this offering.


      Failure of computer systems and software products to be Year 2000 compliant could negatively impact our business.


      To date, customers have not reported any problems with our online network as a result of the commencement of year 2000. Similarly, we have not experienced any internal impairment in our operations associated with the year 2000 issue. Nevertheless, in the future, we may experience year 2000 compliance issues with our online network and/or our internal systems. Our failure to adequately address any year 2000 compliance issues could result in claims against us, lost revenue, increased operating expenses and other business interruptions. We have not developed any specific contingency plans for year 2000 issues.



              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS


      This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this propsectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

      We will receive net proceeds from the sale of the shares of common stock in this offering of approximately $17,250,000, or $19,950,000 if the underwriters' over-allotment option is exercised in full, based upon an estimated initial offering price of $10.00 per share, representing the midpoint of the filing range. These numbers take into account underwriting discounts and commissions, and other estimated offering expenses that we will pay.

      We intend to use the net proceeds as follows:



                                                                                                    Approximate
                                                                                    Amount of      Percentage of
Application of Net Proceeds                                                       Net Proceeds     Net Proceeds
---------------------------                                                       ------------     ------------
Advertising, sales and marketing ............................................    $  5,250,000          30.4%
Capital expenditures ........................................................       4,000,000          23.2%
Development and marketing of electronic commerce capable web sites ..........       2,950,000          17.1%
Development and licensing of content and procurement of traffic .............       2,200,000          12.8%
Repayment of debt ...........................................................       2,136,000          12.4%
Working capital and general corporate purposes ..............................         714,000           4.1%
                                                                                 ------------       --------
  Total .....................................................................    $ 17,250,000         100.0%
                                                                                 ============       ========



      Advertising, sales and marketing. We intend to utilize outdoor, radio, print, Internet and television advertising in order to promote the Urban Cool brand name and increase traffic on our web sites. We also intend to open regional sales offices to market our products and services.

      Capital expenditures. We intend to deploy NetStand kiosks in major urban areas.


      Development and marketing of electronic commerce capable web sites. We intend to sell electronic commerce capable web sites to urban-based small businesses through e-commerce Solutions. We intend to utilize a portion of the net proceeds of the offering to make our required capital contribution in the aggregate amount of $3,000,000 to e-commerce Solutions, which will be utilized to complete the development of proprietary software to construct these web sites and to set up a sales and marketing organization for the sale of electronic commerce capable web sites.


      Development and licensing of content and procurement of traffic. We intend to develop original content, license third-party content, including financial information, news reports, entertainment reports, features, and enter into content agreements to increase and maintain traffic on our web sites.

      Repayment of debt.  We intend to repay:


      o $1,050,000 in promissory notes issued during July through November in a private financing transaction plus accrued interest, at the rate of 10% per annum

      o a promissory note in the amount of approximately $400,000 payable to Analysts International Corporation plus accrued interest at the rate of 18% per annum,


      o a loan in the amount of up to $1,000,000 from The Elite Funding Group, of which $500,000 has been drawn as of the date of this prospectus plus accrued interest at the rate of 10% per annum and


      o accrued salary in the amount of $131,000 payable to Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder.

      We anticipate that the net proceeds from this offering and cash provided by operations will be sufficient to fund our operations and cash requirements for at least the 12 months following the date of this prospectus. We cannot assure you, however, that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing sooner than currently anticipated. Any net proceeds from the sale of the underwriters' over-allotment option will be allocated to working capital and general corporate purposes. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

      The proposed allocation of the net proceeds represents our management's best estimate of its current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and current market conditions. Our management and board of directors may allocate the funds in significantly different proportions, depending on their needs at the time.

      Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock; rather, we intend to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                                    DILUTION

      Purchasers of our shares of common stock will experience immediate and substantial dilution in the net tangible book value of their investment. The difference between the initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution per share of common stock to investors in this offering. Pro forma net tangible book value per share represents Urban Cool's total tangible assets less total liabilities, divided by the number of issued and outstanding shares of common stock at September 30, 1999, after giving effect to:

         o the issuance of 175,000 shares of common stock to Sea Breeze Associates, a consultant in October 1999;

         o the issuance of promissory notes in the aggregate amount of $700,000, 70,000 shares of common stock and warrants to purchase 350,000 shares of common stock in October and November 1999, in connection with a private financing transaction;


         o the borrowing of $500,000, pursuant to a loan of up to $1,000,000, and the issuance of warrants to purchase 750,000 shares of common stock to the lender, The Elite Funding Group, Inc., in the fourth quarter of 1999;

         o the issuance of 150,000 shares to RMH Consulting Corp., a consultant who is an affiliate of The Elite Funding Group who has agreed to loan us up to $1,000,000, in November 1999, as compensation for consulting services with respect to the implementation of our business plan and strategies, including our right to repurchase 45,000 shares of common stock;

         o the issuance of warrants to purchase 40,000 shares of common stock to Security Capital and warrants to purchase 20,000 shares of common stock to May Davis Group in connection with assisting the company in procuring a loan of up to $1,000,000 with The Elite Funding Group;

         o the issuance of options to purchase 100,000 shares of common stock to an employee in November 1999; and

         o the issuance of options to purchase 200,000 shares of common stock which are immediately exercisable to Stanley Wolfson in connection with the acquisition of a 66 2/3% interest in e-commerce Solutions, Inc.

      As of September 30, 1999, we had a pro forma net tangible negative book value of $(192,000), $(.05) per share of common stock. Giving effect to the sale of 2,000,000 shares of common stock at the estimated initial public offering price of $10.00 per share, representing the midpoint of the filing range, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value on September 30, 1999 would have been $15,095,000 or $2.67 per share. This represents an immediate increase in the net tangible book value of approximately $2.72 per share to existing stockholders and an immediate and substantial dilution of $7.33 per share to new investors. The following table illustrates this per share dilution:


      Assumed initial public offering price per share .....................................            $10.00
      Pro forma net tangible book value per share as of September 30, 1999 ................   $(.05)
      Increase per share attributable to new investors ....................................   $2.72
                                                                                              -----
      Pro forma as adjusted net tangible book value per share after this offering .........            $ 2.67
                                                                                                       ------
      Dilution per share to new investors .................................................            $ 7.33
                                                                                                       ======

      Giving effect to the sale of 2,300,000 shares of our common stock, which assumes the underwriters exercise the over-allotment option in full, at the estimated initial public offering price of $10.00 per share, representing the midpoint of the filing range, the pro forma adjusted net tangible book value on September 30, 1999 would have been $2.99 per share. This represents an immediate increase in the net tangible book value of approximately $3.04 per share to existing stockholders and an immediate and substantial dilution of $7.01 per share to new investors.

      The following table summarizes, on a pro forma basis, as of September 30, 1999, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and by new investors. The following table excludes the deduction of underwriting discounts and commissions and other estimated expenses payable by us.


                                                      Shares Purchased         Total Consideration     Average
                                                    ---------------------    -----------------------  Price per
                                                      Number      Percent       Amount       Percent    Share
                                                    ----------    -------    -------------   -------  ---------
Existing stockholders ............................   3,630,000       64%     $ 7,996,000       29%     $  2.20
New investors ....................................   2,000,000       36%     $20,000,000       71%     $ 10.00
                                                    ----------     ----      -----------     ----      -------
Total ............................................   5,630,000      100%     $27,996,000      100%
                                                    ==========     ====      ===========     ====



                               PRIVATE FINANCINGS

      From July through November 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the principal amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January 2000 through May 2000 and expire July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of an initial public offering of our securities. We have agreed to register the shares of common stock and the shares of common stock underlying the warrants issued in the private financing. These shares are included in this registration statement of which this prospectus forms a part and are being offered by the selling stockholders under an alternate prospectus.

      In addition, the holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion. The holders of the shares of common stock and the warrants have agreed not to sell, transfer, assign or otherwise dispose of the shares of common stock, the warrants and the shares of common stock underlying the warrants for a period of 13 months from the date of this prospectus without the prior written consent of Security Capital Trading, Inc. However, Security Capital has agreed to release the lock-up after six months if Security Capital has not agreed otherwise with The American Stock Exchange or any other national securities exchange.

      Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to a sub-placement agent, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.


      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we received an initial advance of $350,000 and we issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock with an exercise price of $2.00 per share. In December 1999, we received an additional advance of $150,000. The warrants are exercisable by the lender at any time for a period of ten years. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. We must pay the full amount of all outstanding advances under the loan agreement on the earlier of April 14, 2000 or the closing of this offering. We may draw down up to $150,000 against the balance of the loan every 30 days.

      We have also granted registration rights to the lender for the registration of the shares of common stock underlying the warrants, including demand and "piggy-back" registration rights. The shares of common stock underlying the lender's warrant are included in this registration statement of which this prospectus forms a part, are being offered under an alternate prospectus and are not subject to a lock-up agreement. In addition, we have agreed to utilize our best efforts to enable the lender or its designee to purchase the number of shares of common stock in this offering in an amount equal to $1,000,000 divided by the initial public offering price by requesting that Security Capital sell a portion of the shares in this offering to the lender or its designee.

      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month. Pursuant to the consulting agreement we issued 150,000 shares of common stock to the consultant and we will be required to issue additional shares of common stock to the consultant if we commence an initial public offering at a price of $9.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000. We may repurchase an aggregate of 45,000 shares of common stock in three monthly installments of 15,000 shares of common stock from the consultant at a cash price of $2,000 for each installment commencing in January 2000 through March 2000. In the event that we do not repurchase the shares of common stock in a given month, then such repurchase right expires. However, upon the completion of the offering our right to repurchase any shares of common stock for which our repurchase right is still outstanding will be accelerated. We have also granted registration rights to the consultant for the registration of the shares of common stock, including demand and "piggy-back" registration rights. The shares of common stock issued to RMH Consulting are included in this registration statement of which this prospectus forms a part, are being offered under an alternate prospectus and are not subject to a lock-up agreement. See "Management--Consulting Agreements" and "Certain Transactions."


      Security Capital and May Davis Group assisted us in procuring the loan from The Elite Funding Group and as compensation for such services received warrants to purchase 40,000 shares of common stock and 20,000 shares of common stock, respectively.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 1999:

       o on an actual basis;

       o on a pro forma basis to reflect:

         o the issuance of 175,000 shares of common stock to Sea Breeze Associates, a consultant in October 1999;

         o the issuance of promissory notes in the aggregate amount of $700,000, 70,000 shares of common stock and warrants to purchase 350,000 shares of common stock in October and November 1999, in connection with a private financing transaction;


         o the borrowing of $500,000, pursuant to a loan of up to $1,000,000, and the issuance of warrants to purchase 750,000 shares of common stock to the lender, The Elite Funding Group, Inc., in November and December 1999;

         o the issuance of 150,000 shares to RMH Consulting Corp., a consultant who is an affiliate of The Elite Funding Group, who has agreed to loan us up to $1,000,000, in the fourth quarter of 1999, as compensation for consulting services with respect to the implementation of our business plan and strategies and our right to repurchase 45,000 shares of common stock;

         o the issuance of warrants to purchase 40,000 shares of common stock to Security Capital and warrants to purchase 20,000 shares of common stock to May Davis Group in connection with assisting the company in procuring a loan of up to $1,000,000 from The Elite Funding Group;

         o the issuance of options to purchase 100,000 shares of common stock to an employee in November 1999; and

         o the issuance of options to purchase 200,000 shares of common stock which are immediately exercisable to Stanley Wolfson in connection with the acquisition of a 66 2/3% interest in e-commerce Solutions, Inc.

       o on a pro forma as adjusted basis to further reflect:

         o the issuance of an aggregate of 15,000 shares of common stock to three non-employee directors upon the consummation of this offering;

         o the capital contribution of $2,950,000 to e-commerce Solutions and the resulting minority interest therein;


         o the receipt of the net proceeds from our sale of common stock in this offering, at an estimated initial public offering price of $10.00 per share, representing the midpoint of the filing range, and the anticipated application of the net proceeds, including repayment of debt. See also "Use of Proceeds."

       The pro forma as adjusted table does not give effect to the following:

       o 300,000 shares of our common stock issuable upon exercise of the underwriters' over-allotment option; o 200,000 shares of our common stock reserved for issuance upon the exercise of the warrants granted to the representative of the underwriters of this offering exercisable during the four-year period commencing one year from the date of this prospectus at an exercise price of 120% of the public offering price; and


       o 500,000 shares of our common stock reserved for issuance upon the exercise of options pursuant to our employee stock option plan, of which options to purchase 255,750 shares of common stock have been granted and 500,000 shares of common stock reserved for issuance upon the exercise of options pursuant to our executive stock option plan, all of which have been granted.

      You should read this table in conjunction with our financial statements, including the notes to our financial statements, which appear elsewhere in this prospectus.


                                                                         As of September 30, 1999
                                                                         ------------------------
                                                                                                   Pro Forma
                                                                 Actual          Pro Forma        as adjusted
                                                              -----------       -----------      -------------
Notes payable (face value--$350,000, actual,
  $1,050,000, pro forma) ..............................       $        --       $        --      $          --
                                                              -----------       -----------      -------------
Minority interest .....................................                                                983,000
                                                                                                 -------------
Shares subject to repurchase ..........................                             450,000
                                                                                -----------
Stockholders equity (deficiency):
Preferred stock--authorized 3,000,000 shares,
  $.01 par value: none outstanding,
  actual, pro forma and pro forma as adjusted
Common stock--authorized 30,000,000 shares,
  $.01 par value: 3,235,000 outstanding (actual),
  3,630,000 outstanding (pro forma), 5,645,000
  outstanding (pro forma as adjusted) .................            32,000            36,000            56,000
Additional paid-in capital ............................         5,638,000        22,274,000        40,104,000
Unearned compensation .................................        (3,500,000)       (7,550,000)       (7,550,000)
Deficit accumulated during the development stage ......        (1,415,000)       (1,415,000)      (15,715,000)
Unamortized debt discount in excess of
  notes payable .......................................        (1,282,000)      (11,322,000)               --
                                                              -----------       -----------      ------------
Total stockholders equity (deficiency) ................       $  (527,000)      $ 2,023,000      $ 16,895,000
                                                              -----------       -----------      ------------

Total capitalization ..................................       $  (527,000)      $ 2,473,000      $ 17,878,000
                                                              ===========       ===========      ============

                             SELECTED FINANCIAL DATA


      The following table sets forth our selected financial information as of and for the periods indicated. We derived the statement of operations data for the period January 23, 1998 through December 31, 1998 and the balance sheet data as of December 31, 1998 from our audited financial statements included elsewhere in this prospectus. The statement of operations data presented for the nine month period ended September 30, 1999 and the periods from January 23, 1998 through September 30, 1998 and 1999, and the balance sheet data at September 30, 1999, are unaudited and were prepared by the management of Urban Cool on the same basis as the audited financial statements of Urban Cool included elsewhere herein and, in the opinion of management, include all adjustments consisting of normal recurring adjustments, necessary to present fairly the information set forth therein. The financial data for the interim periods presented are not necessarily indicative of the results to be expected for the full year. You should read the selected financial information in conjunction with our financial statements, the notes to our financial statements, and the discussion under "Plan of Operation" included elsewhere in this prospectus.



                                                                   Period From    Period From     Period From
                                                                   January 23,    January 23,     January 23,
                                                                      1998           1998             1998
                                                    Nine Months    (Inception)    (Inception)     (Inception)
                                                       Ended         Through        Through         Through
                                                   September 30,  September 30,   December 31,   September 30,
                                                       1999           1998           1998             1999
                                                   ------------   ------------   ------------    ------------
                                                    (unaudited)    (unaudited)                    (unaudited)

Statement of operations data:
Revenues .......................................            --             --            --                --
Costs and expenses:
Content costs for website ......................   $   409,000     $             $  130,000      $    539,000
General and administrative .....................       492,000        153,000       198,000           690,000
                                                   -----------     ----------    ----------      ------------
 Operating loss ................................      (901,000)      (153,000)     (328,000)       (1,229,000)
 Interest and related costs ....................       186,000                                        186,000
                                                   -----------     ----------    ----------      ------------
 Loss before income tax benefit ................    (1,087,000)      (153,000)     (328,000)       (1,415,000)
 Income tax benefit                                         --             --            --                --
                                                   -----------     ----------    ----------      ------------
Net loss/comprehensive loss ....................   $(1,087,000)    $ (153,000)   $ (328,000)     $ (1,415,000)
                                                   ===========     ==========    ==========      ============
 Loss per share -- basic and diluted ...........   $     (0.41)    $    (0.07)   $    (0.16)
                                                   ===========     ==========    ==========
 Weighted average number of shares
   outstanding -- basic and diluted ............     2,659,082      2,060,885     2,066,082
                                                   ===========     ==========    ==========



Balance sheet data:                                                  December 31, 1998  September 30, 1999
                                                                     -----------------  ------------------
                                                                                            (unaudited)
Cash .............................................................      $    2,000                  --
Working capital (deficit) ........................................        (220,000)          $(776,000)
Total assets .....................................................          88,000           $ 251,000
Total long-term debt .............................................              --           $      --
Total liabilities ................................................         222,000           $ 778,000
Capital deficiency ...............................................        (134,000)          $(527,000)

                               PLAN OF OPERATION

      You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements, the notes to our financial statements and the other financial information contained elsewhere in this prospectus.

Overview


      We are a development stage company. We were incorporated in January 1998, and have not generated any revenues in offering products or services for sale. Since our inception, we have primarily been engaged in the initial planning and development of our web sites and operations, negotiating agreements with content providers and raising capital. As a result, there has not been any operating revenue generated by our web sites through December 31, 1998 and the nine months ended September 30, 1999.

      We believe that the minority segment of the urban population has not been meaningfully targeted for Internet access. Accordingly, we believe there is a significant opportunity for Urban Cool to capitalize upon the demand for Internet access in the urban market. Our objective is to establish Urban Cool as a leading online destination of the urban consumer and businesses who market their products to urban consumers. Our strategy is to establish the Urban Cool brand name and utilize our urbancool.com online network, NetStand kiosks and CyberCenter locations to reach our target market of urban consumers and businesses who market their products to urban consumers.

      During the next twelve months, we intend to pursue our strategy by substantially following the plan of operation discussed below.

Plan of operation

      We believe creating brand recognition is critical to attract urban consumers to our web sites, NetStand kiosks and CyberCenters. We intend to utilize approximately $5,250,000 from the net proceeds of the offering for advertising, sales and marketing in order to help establish brand recognition. We intend to utilize outdoor, television, print, Internet and radio advertising as well as displays, events, direct mail, telemarketing and public relations efforts to promote the Urban Cool brand name. We plan to co-market our services through strategic alliances with major corporations. In addition, we intend to utilize celebrities, primarily on a volunteer basis, to promote technology within our urban markets. Our advertising and marketing efforts will also include radio giveaways and in-house promotions. We have retained McCann-Erickson to develop and manage our brand building campaign.

      We intend to use approximately $4,000,000 of the net proceeds of this offering for capital expenditures, of which approximately $3,000,000 will be utilized to deploy NetStand kiosks. We intend to deploy the PC based NetStand kiosk in at least 500 locations in urban markets. We anticipate that the cost of each NetStand kiosk will be approximately $5,000. We intend to locate the NetStand kiosks in high-traffic locations such as shopping malls, community centers, bus terminals and multi-family housing developments.

      We intend to open a model CyberCenter at 439 West 125th Street in Harlem, New York in the second quarter of 2000. The CyberCenters are intended to provide users with a place to socialize and access the Internet. The CyberCenters will be 1,000 to 2,000 square feet and will contain 10 to 20 computers that provide Internet access through our online network. We currently have no operating CyberCenters. We intend to utilize approximately $200,000 from the net proceeds of the offering to complete the development of the CyberCenter in Harlem. We intend to license future CyberCenters to urban non-profit organizations, which will own and operate the CyberCenters. Our cost for each CyberCenter is anticipated to range from $50,000 to $100,000. We plan to offer corporate sponsorships of the CyberCenters in order to derive sponsorship revenue. We intend to charge users a fee for the use of the Internet access stations at the CyberCenters and charge a management fee to the non-profit organization which will own and operate the CyberCenters. We plan to offer introductory classes at the CyberCenters on the use of computers and the Internet.

      We plan to pursue relationships with membership-based groups such as non-profit organizations, churches, alumni organizations, fraternities and other similar organizations for brand building and membership acquisitions. We also plan to pursue relationships with local and national businesses for content, products, services and the sponsoring of our NetStand kiosks. We may utilize a portion of the net proceeds of this offering to make strategic acquisitions.

      We plan to derive a substantial portion of our revenue from advertising and sponsorships. We believe that a major portion of our revenue will be derived from corporate sponsorship of our NetStand kiosks, including billboard treatment of the NetStand kiosks. We initially plan to charge an annual sponsorship fee of $10,000 per sponsored NetStand kiosk. We also plan to offer corporate sponsorship and advertising packages for the CyberCenters. In addition, we plan to offer other advertising sponsorship packages including banner advertising, e-mail advertising, outdoor advertising, live and broadcast events and contest promotions. We are uncertain as to whether we will be able to generate revenue from the corporate sponsorship of our NetStand kiosks or CyberCenters or the sale of advertising on our online network. However, even if we do not generate any revenue, we believe that the net proceeds of the offering will be sufficient to meet our anticipated needs for working capital for at least 12 months.

      We also will seek to promote electronic commerce through our online network. For example, we offer links to major Internet retailers and service providers who have entered into revenue sharing agreements with us. The agreements generally provide that we receive a commission for products purchased through a link from our web site.

      In November 1999, we acquired a 66 2/3% interest in e-commerce Solutions, Inc., which is developing proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We intend to utilize approximately $2,950,000 of the net proceeds of the offering to complete development of the software and to fund the start-up costs for e-commerce Solutions. We intend to market electronic commerce web sites through e-commerce Solutions to small businesses. We initially believe that a basic electronic commerce capable web site can be marketed to small business owners at a reasonable price. In addition, we believe that the sales of electronic commerce web sites will provide us with additional opportunities to increase revenue. However, we may not be able to develop the proprietary technology on a timely basis, or at all, or generate significant revenues from the sales of electronic commerce capable web sites.


Results of operations


      From inception, operations have been in the early stages of development. We had no revenues for the period ended December 31, 1998, and for the nine month period ended September 30, 1999. We incurred expenses of $328,000 and $1,087,000, respectively, for those periods, in connection with web site development costs and other general and administrative expenses. The increase in expenses in 1999 was primarily attributable to our increase in activity and costs incurred in connection with our anticipated expansion plans.

      As of September 30, 1999 we had net operating loss carryforwards for federal income tax purposes of approximately $944,000. There can be no assurance that we will realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforward will expire in 2019. We have established a valuation allowance with respect to these federal net operating loss carryforward.

      For the period commencing on September 30, 1999 through the completion of the offering, we will incur charges in the aggregate amount of approximately $13,317,000 attributable to debt issuance costs, original issue discount and estimated interest expenses incurred in connection with the sale of $1,050,000 of our promissory notes, the loan agreement with respect to The Elite Funding Group loan in an amount up to $1,000,000, and the issuance of shares of common stock to directors. Additionally, we will record a charge in the amount of $983,000 directly to stockholders' equity representing a portion of our capital contribution to e-commerce Solutions, Inc., which reflects the minority interest. An additional $7,550,000 of equity instrument compensatory charges are attributable to various consulting agreements and an employee option, which are amortizeable over the term of such agreements. In addition, upon the vesting of warrants to purchase up to 800,000 shares of common stock issued to Stanley Wolfson in connection with the acquisition of a 66 2/3% interest in e-commerce Solutions we will record a charge equal to the fair value of such warrants upon such vesting in accordance with performance criteria. Based upon an assumed fair value of $10 per share and utilizing the Black-Scholes model, we will record a charge of approximately $1,800,000 as each of the performance criteria is achieved.


      We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include:

      o our ability to derive sponsorship and advertising revenue for our online network;

      o  obtaining licenses of third-party content;

      o  consumers' acceptance of electronic commerce;

      o the development of our software to market electronic commerce capable web sites;


      o  the level of traffic on our web sites;

      o the amount and timing of the deployment of NetStand kiosks and other capital expenditures and other costs relating to the expansion of our operations;

      o the success of our efforts to market electronic commerce capable web sites;

      o the introduction of new or enhanced services by us or our competitors, including low-cost electronic commerce capable web sites;


      o the availability of desirable products and services for sale through our web sites;


      o  the loss of a key affiliation or relationship by us;

      o  changes in our pricing policy or those of our competitors;


      o  technical difficulties with our web sites;


      o  incurrence of costs relating to general economic conditions; and

      o economic conditions specific to the Internet or all or a portion of the technology market.


      As a strategic response to changes in the competitive environment, we may from time to time make pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial condition. In addition, in order to accelerate the promotion of our brand name, we intend to significantly increase our sales and marketing budget, which could materially and adversely affect our business, results of operations and financial condition.


Liquidity and capital resources


      We have funded our requirements for working capital to support operations primarily from private placements of our securities, credit from our web site developer, Analysts International Corp., and borrowings under a loan agreement. As of September 30, 1999, we had a working capital deficit of ($776,000) and a capital deficiency of ($527,000).


      The independent auditor's report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report specifies that we have incurred net losses, and have a working capital deficiency and a capital deficiency. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations.


      For the period ended December 31, 1998, net cash provided by operating activities was $60,000, which was primarily attributable to increases in accounts payable and accrued expenses of $209,000, offset by our net loss of $328,000 and increased by non-cash expenses in the amount of $179,000. For the nine month period ended September 30, 1999 and the comparable 1998 period, cash used in operating activities was $376,000 and $4,000, respectively. The cash used by operating activities for the nine month period ended September 30, 1999 was attributable to a net loss of $1,087,000 and offset by non-cash expenses in the amount of $207,000 and an increase in accounts payable, accrued expenses and net of an increase in other assets in the amount of $509,000.


      For the period ended December 31, 1998, net cash used in investing activities was $86,000, which was attributable to the purchase of computer equipment and software and web site development. For the nine month period ended September 30, 1999, there was no net cash used in investing activities. In the comparable 1998 period, $5,000 was used in investing activities, which was attributable to web site development.

      For the period ended December 31, 1998, net cash provided by financing activities was $28,000, which was attributable to the sale of common stock and an advance from a stockholder. For the nine month period ended September 30, 1999 and the comparable 1998 period, net cash provided by financing activities was $374,000 and $9,000, respectively. The increase in net cash provided by financing activities was primarily attributable to proceeds from the sale of our common stock and proceeds from a private financing transaction.

      In November 1999, we delivered a promissory note to Analysts International, our web site developer, in the amount of $400,432, representing the amount of the accounts payable plus accrued interest owed to Analysts International. The note bears interest at the rate of 18% per annum, requires monthly payments of $25,000 and is payable on the earlier of the closing of this offering or June 1, 2000. We have not made the monthly payments due in December 1999 and January 2000.

      In January 2000, we contributed $50,000 to e-commerce Solutions, Inc. in connection with our acquisition of a 66 2/3% interest in e-commerce Solutions. We have also agreed to contribute an additional $2,950,000 to e-commerce Solutions upon the closing of this offering.


      In July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January 2000 through November 2000 expiring in July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of this offering.


      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we received an initial advance of $350,000 and issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock at an exercise price of $2.00 per share, exercisable at any time for a period of ten years. In December 1999, we received an additional advance of $150,000. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. We must pay the full amount of all outstanding advances under the loan agreement on the earlier of April 14, 2000 or the closing of this offering. We may draw down up to $150,000 against the balance of the loan every 30 days. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender.


      In November 1999, Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder entered into a deferred compensation agreement with us which provides that Mr. Miles shall receive accrued salary in the amount of $131,250, payable out of the net proceeds of this offering, which amount was accrued from January 1, 1999 through September 30, 1999. As of September 30, 1999 we owed Mr. Miles approximately $11,000 for expenses he paid on our behalf which has been recorded as a non-interest bearing loan.


      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month. Pursuant to the consulting agreement we issued 150,000 shares of common stock to the consultant. See "Management--Consulting Agreements" and "Certain Transactions."

      In January 2000, we entered into a one-year agreement with Ask Jeeves which provides for payments in the aggregate amount of $437,000 during the term of the agreement. Ask Jeeves has developed a proprietary search engine which utilizes a question and answer format. Pursuant to the agreement, Ask Jeeves will customize its search engine for use by Urban Cool.

      Our capital requirements depend on numerous factors, including, market acceptance of our products and services, the resources we devote to marketing and selling our services and our brand promotions, capital expenditures and other factors. We have experienced a substantial increase in our capital expenditures since our inception consistent with the growth in our operations and staffing. We anticipate this increase will continue for the foreseeable future particularly relating to our development of NetStand kiosks, creation of CyberCenters and systems infrastructure. We believe that, together with the proceeds of the offering and anticipated revenues from operations, our current cash will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion for the next 12 months. After 12 months, if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we do not obtain such financing, we may have to curtail or cease our operations.

Recent accounting pronouncements


      In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." This statement provides guidance on the financial reporting of start-up costs and organization costs. It requires that the cost of start-up activities and organization costs be expensed as incurred. This statement of position is effective for financial statements for fiscal years beginning after December 15, 1998. We do not expect adoption of this statement to have a material impact on our financial statements.

      We are required to adopt Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement No. 131 superseded statement No. 14, "Financial Reporting for Segments of a Business Enterprise" and is effective for years beginning after December 31, 1997. Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The addition of statement 131 will not affect our results of operations or financial position, but may affect the disclosure of the segment information in the future.

      In June 1998, the Financial Accounting Standards Board or "FASB," issued statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement changes the previous accounting definition of derivative, which focused on freestanding contracts such as options and forwards, including futures and swaps, expanding it to include embedded derivatives and many commodity contracts. Under the statement, every derivative is recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Statement No. 133 is effective for fiscal years beginning after June 15, 2000. Earlier application is allowed as of the beginning of any quarter beginning after issuance. We do not anticipate that the adoption of statement No. 133 will have a material impact on our financial position or results of operations.

                                    BUSINESS

General


      We operate urbancool.com, an online network targeted to urban consumers that provides a forum for communications, information and electronic commerce. Our online network, which has been operational since January 1999, consists of 15 channels with original content organized by subject matter, and includes a search engine for users. The channels cover topics of interest to urban consumers such as arts and literature, health and fitness, sports, education, children, entertainment, finance, women's issues and travel. In addition, our online network includes urbanmall.net, a shopping site and urbantrends.com, a business-to-business site. Through our search engine, our online network of web sites is linked to more than 2,000 web sites. According to Web Trends, page view impressions from January 1999 through December 1999 exceeded 500,000.

      We are a development stage company. We were incorporated in January 1998, and have not generated any revenues in offering products or services for sale. Since our inception, we have primarily been engaged in the initial planning and development of our web sites and operations, negotiating agreements with content providers and raising capital.

      Our objective is to establish our online network as a leading online destination of urban consumers and businesses who market their products to urban consumers. We intend to provide:

      o urban residents with a local competitive means of accessing information, technology, communications and financial products and services as well as transportation products and services such as bus, train and airline information and ticketing; and

      o businesses with access to the urban marketplace for additional sales and customer service opportunities, while providing exposure in the urban marketplace for their brands.

The Internet


      Internet access among U.S. households is increasing at a rapid rate. According to a July 1999 study published by the U.S. Department of Commerce, approximately 42% of U.S. households own computers. Approximately 26% of U.S. households now have Internet access, and Internet access has increased for all demographic groups in all locations. In 1998, Internet access increased 52.8% for White households, 52% for African American households and 48.3% for Hispanic households.

      We believe that the rapid increase in Internet usage by U.S. households represents a substantial opportunity for companies to conduct business online. The functionality and accessibility of the Internet have made it an attractive commercial medium by providing features that historically have been unavailable through traditional distribution channels. Applications that allow consumers to comparison shop or choose from a large selection of goods or services have flourished on the Internet. Because of these advantages, an increasingly broad base of products and services is sold online, including consumer goods such as automobiles, books and CDs, and a variety of services, including travel, securities trading and other financial services. Forrester Research estimates that revenues from electronic commerce consumer spending in the U.S. will increase from approximately $20.2 billion in 1999 to approximately $184 billion in 2004.

      Advertisers and direct marketers are also increasingly using the Internet to locate and market to customers. Forrester Research estimates that U.S. Internet advertising will grow from approximately $2.8 billion in 1998 to approximately $22 billion in 2004.

Urban consumer market segment

      Our target audience for our web sites is America's urban residents. The 1990 U.S. Census states that approximately 160 million out of 250 million Americans live in an urban environment. Within this urban market, we believe the minority population will be attracted to Urban Cool as one of its primary online destinations since we believe it has not been meaningfully and directly targeted for Internet access.

      According to the Census, approximately 80% of the U.S. minority population lives in an urban environment, which includes 24 million African Americans and 18 million Hispanics. Minorities trail whites in computer ownership and usage. The U.S. Department of Commerce report states that African American and

Hispanic households have far lower ownership levels of computers (at 23% and 26%) and Internet access levels (11% and 13%) as compared to White household computer ownership of 47% and Internet access of 30%. However, both African American and Hispanic households are twice as likely to own computers as they were in 1994 and this rate of increase is greater than the rate of increase for White ownership of computers. Because minorities are increasing their use of computers, we believe there is a significant opportunity for Urban Cool to capitalize on new urban minority demand for Internet access.


Strategy


      General

      Our objective is to establish our online network as a leading online destination for the urban consumer. Our strategy is to attract urban consumers to our online network, NetStand kiosks and CyberCenter locations for information, products and services and to develop revenue generating relationships with businesses which desire to reach urban consumers. Our strategy also includes marketing electronic commerce capable web sites to urban-based small businesses. The key elements of our strategy are described below.

      Create brand recognition


      We believe creating brand recognition is critical to attracting urban consumers to our web sites, NetStand kiosks and CyberCenters. We intend to differentiate our business from other online networks through our focus on America's inner city residents and our use of NetStand kiosks and CyberCenters which are intended to introduce and promote our web sites to urban consumers. We intend to utilize outdoor, television, print, Internet and radio advertising as well as displays, events, direct mail, telemarketing and public relations efforts to promote the Urban Cool brand name. We plan to co-market our services through strategic alliances with major corporations. In addition, we intend to utilize celebrities, primarily on a volunteer basis, to promote technology within our urban markets. We believe celebrities will volunteer their services based on discussions we have had with several of them who have given exclusive interviews on our online network. Our advertising and marketing efforts will also include radio giveaways and in-house promotions. We have retained McCann-Erickson to develop and manage our brand building campaign.


      Develop NetStands


      We intend to use a portion of the net proceeds of this offering to place PC-based NetStand kiosks in at least 500 locations in urban markets. Sites for NetStand kiosks are initially planned within six urban markets: Brooklyn and Harlem in New York City, and several areas within Dallas, Detroit, Los Angeles, Miami and San Francisco Bay area. We intend to locate the NetStand kiosks in high-traffic locations such as shopping malls, community centers, bus terminals and multi-family housing developments. We have built seven NetStand kiosks which are fully operational and, in September 1999, we entered into an agreement with a shopping center in Dallas, Texas to deploy five NetStand kiosks. We believe that the NetStand kiosks will be an integral part of our network. The NetStand kiosks are designed to be easily operated by people with no previous Internet or computer experience.


      Individuals will be able to use the NetStand kiosks to visit our web sites, search the Internet, purchase tickets, send money, access local information and engage in electronic commerce transactions. We intend to rely on independent third parties to manufacture, install and service the NetStand kiosks. We anticipate that the cost of each NetStand kiosk will be approximately $5,000. The NetStand kiosks will be networked, designed and programmed for the local urban market in which they are deployed. The users of the NetStand kiosks will be provided with high-speed Internet access and charged fees for certain functions. The NetStand kiosks are designed to accept cash as well as major credit and debit cards. We also plan to offer corporate sponsorship programs and advertising on the NetStand kiosks, which we believe will constitute a major portion of our revenue.


      Based on our discussions with potential corporate sponsors, we believe that we will commence generating revenue from the sale of corporate sponsorships of the NetStand kiosks in the first six months of 2000. However, no definitive agreements have been executed for the sale of corporate sponsorships of the NetStand kiosks and there can be no assurance as to if, or when, corporate sponsorships of the NetStand kiosks will be sold.

      Build CyberCenters


      We intend to open a model CyberCenter at 439 West 125th Street in Harlem, New York in the second quarter of 2000. The CyberCenters are intended to provide users with a place to socialize and access the Internet. The CyberCenters will be 1,000 to 2,000 square feet and will contain 10 to 20 computers in NetStand kiosks and multi-media computer stations that provide Internet access through our online network. We currently have no operating CyberCenters. We also intend to provide technology focused business services at the CyberCenters, such as computer enhanced photos, Internet telephone service, database research, urban research and to offer telecommunication products and services.


      We intend to license future CyberCenters to urban non-profit organizations, which will own and operate the CyberCenters. Our cost for each CyberCenter is anticipated to range from $50,000 to $100,000. We anticipate the non-profit organization will have capital expenditures of between $20,000 to $40,000 in connection with opening the CyberCenter. We plan to offer corporate sponsorships of the CyberCenter in order to derive sponsorship revenue. We intend to charge users a fee for the use of the Internet access stations at the CyberCenters and charge a management fee to the non-profit organizations which will own and operate the CyberCenters. We plan to offer introductory classes at the CyberCenters on the use of computers and the Internet.

      Generate sponsorship and advertising revenues

      We plan to derive a substantial portion of our revenue from advertising and sponsorships. We believe that a major portion of our revenue will be derived from corporate sponsorship of our NetStand kiosks, including billboard treatment of the NetStand kiosks. We initially plan to charge an annual sponsorship fee of $10,000 per sponsored NetStand kiosk. We also plan to offer corporate sponsorship and advertising packages for the CyberCenters. In addition we plan to offer other advertising sponsorship packages including banner advertising, e-mail advertising, outdoor advertising, live and broadcast events and contest promotions.

      Promote electronic commerce


      We also offer links to major Internet retailers and service providers who have agreed to revenue sharing agreements with us based on either a percentage of sales or a set fee basis. The agreements generally provide that we receive a commission for products purchased through a link from our web site. Currently, through our agreements with Internet retailers and service providers, we sell gifts, flowers, travel, computer hardware and software, video game hardware and software, fine art, music, videos and film, entertainment and sports branded clothing and products, health products and haircare and beauty products. We also plan to offer telecommunications products and services, Internet services, financial services, transportation information and tickets. We have had discussions with several telephone companies, a financial services company, and Internet services companies to market their products and services. Although no definitive agreements have been reached, we believe, although there can be no assurance, that we will be able to offer their products and services through our online network.

      We also intend to offer merchandise through our online network including Urban Cool branded and co-branded merchandise. Products anticipated to be offered include t-shirts and caps, gift products, music and music video products, video game products, posters, stickers and other printed merchandise and low cost computers.


      Pursue strategic acquisitions and alliances

      We plan to pursue relationships with membership-based groups such as non-profit organizations, churches, alumni organizations, fraternities and other similar organizations for brand building and membership acquisitions. We also plan to pursue relationships with local and national businesses for content, products, services and the sponsoring of our NetStand kiosks. Additionally, we plan to pursue strategic acquisitions of Internet-related companies, other web sites and local urban weekly newspapers that have viewers/subscribers that reach our target market segment and generate advertising revenue. We may utilize a portion of the net proceeds of this offering to make strategic acquisitions.

      We have entered into a non-binding letter of intent with Bloomberg, L.P. Pursuant to the letter of intent, Bloomberg will provide content for our web sites and promote our web sites and, in return, we will pay Bloomberg $66,666 per month. The proposed term of the agreement is three years. However, we have not reached a definitive agreement with Bloomberg and we cannot assure you that an agreement will be reached. As of the date of this prospectus, we do not have any other understandings, commitments or agreements concerning these types of transactions.


      We have entered into an alliance agreement with Navisite, Inc. Navisite provides web site hosting services, bandwidth and computer equipment to businesses. Pursuant to the alliance agreement with Navisite, we will receive a commission equal to 10% of all revenue which we generate for Navisite. We have also entered into an agreement with Akamai Technologies, Inc. Akamai provides services to businesses which will enhance the performance and functionality of their web sites. Our web sites will contain a link to Akamai's site and Akamai's site will contain a link to our site. We intend to enter into similar agreements with other telecommunication companies which provide business-to-business services. We believe that other companies will enter into strategic alliances with us because of their desire to market their products and services to our target market of urban consumers and businesses.


      Create web site design services


      We have recently acquired a 66 2/3% interest in e-commerce Solutions -- in exchange for warrants to purchase up to 1,000,000 shares of common stock -- which is developing proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We anticipate completing the development of the software for the design of the web sites in the third quarter of 2000. We intend to utilize a portion of the net proceeds of the offering to make a required capital contribution to e-commerce Solutions which will be utilized to complete development of the software and to set up a sales and marketing organization. Using the software, we intend to sell electronic commerce web sites. We intend to market the electronic commerce web sites to small urban-based businesses at a relatively low cost. Our goal is to develop a substantial sales force to market the web sites.


      In addition, we believe that the sales of electronic commerce web sites will provide us with additional opportunities to increase revenue. We intend to offer purchasers of web sites various services including:

      o  web hosting services;

      o  additional sophisticated web site development services; and

      o  specialized marketing into the African-American and Hispanic markets.

      We intend to enter into agreements with purchasers of web sites to provide direct links to urbancoolnet.com and to our other web sites.

      Provide other services


      Urban Cool, together with non-profit organizations, intends to participate in providing introductory computer training programs in select cities. By providing introductory classes, we intend to build a client base familiar with our services. We do not plan, however, on generating revenue from the classes. Other services which we plan to offer through our online network, NetStand kiosks and CyberCenters include money transfer, transportation tickets and public transportation information.

      In addition, we intend to offer via urbancool.com, NetStand kiosks and CyberCenters financial services such as bill paying and a full line of telecommunication products and services including prepaid local and long distance phone usage, prepaid cellular phones, pagers, prepaid home and business phone services. We have entered into an agreement with NatioNet Online, an Internet service provider, that offers Internet access to subscribers.

Urban Cool Online Network

      Our online network is organized around 15 content specific channels and three Urban Cool web sites. Our channels, web sites and special features are described below.

      Arts & literature channel

      The Arts & Literature channel provides original content and links to web sites related to the arts, culture, dance, genealogy, literature, performing arts and theatre.

      Health and fitness channel

      The Health and Fitness channel provides news stories on health and fitness topics as well as links to web sites related to medicine and drugs, diseases, fitness, medical references, insurance, mental health, natural health, organ-tissue donation, health organizations and vision.

      Sports channel

      The Sports channel provides original content, sports news and stories as well as links to sports magazines and numerous professional and amateur sports and sporting events.

      Education channel

      The Education channel provides links to web sites related to education, including careers, college guides, curriculum, scholarships, educational organizations and educational references.

      U' Cool kids channel

      The U' Cool Kids channel provides links to web sites related to books and stories, clubs, education, games, girls only, holiday fun, museums and television.


      Urban styles channel

      The Urban styles channel provides links to web sites related to autos, auctions, toys, fashion and beauty, men's topics, hip hop and shopping destinations.


      Entertainment channel

      The Entertainment channel provides special interest stories and interviews as well as links to web sites related to entertainment awards, celebrities, music, entertainment magazines, movies, films, television, games, history, entertainment organizations, comics, radio and hobbies.

      Living and family channel

      The Living and Family channel provides top news stories and features as well as links to web sites related to religions, adoption, gardening, home improvement, real estate, parenting, environment, organizations, pets, inspirational stories, seniors, singles, insurance, spiritual well-being and time management.

      Cool technology channel

      The Cool Technology channel contains news stories as well as links to web sites related to computers, stereo and television, telecommunications, magazines, museums, technology-related organizations and video games.

      Food and beverage channel

      The Food and Beverage channel provides links to web sites related to food and beverage, recipes, food and beverage magazines and restaurants.

      Money talks channel

      The Money talks channel provides links to web sites related to financial news, careers, financial topics and business, consumer and professional organizations.


      Travel and events channel

      The Travel and Events channel provides links to web sites related to city guides, travel, state guides, events and holidays.

      Street watch channel

      The Street Watch channel provides links to web sites related to law enforcement agencies, drugs and crime.

      News and government channel

      The News and Government channel provides top news stories, as well as links to web sites related to government, legal information, magazines, news services, newspapers and organizations.

      For women channel

      The For Women channel provides original content and links to web sites for women, related to health issues, business, careers, magazines, organizations and weddings.


      Urbancool.com

      Urbancool.com is our homepage and contains a link to urbancoolnet.com


      Urbancoolnet.com


      The urbancoolnet.com site is our main web site which contains links to our 15 content specific channels and our other web sites.


      Urbanmall.net

      The urbanmall.net site is a shopping site which offers software, videos, books, music, CDs, Urban Cool caps, t-shirts and backpacks.

      Urbantrends.com

      The urbantrends.com site is a business-to-business site that provides information about trends in the urban community and links to urban magazines, advertising agencies and research about the urban community.

      Future web sites

      We intend to develop Urban Cool Magazine, a print and online technology lifestyle magazine focused on the urban consumer. We intend to develop urbanjobs.com, an employment and career development focused web site, and urbancities.com, a collection of web pages focused on local urban communities.

U' Cool Crew

      We intend that each channel will be hosted by one of our 12 proprietary fictional characters known as part of the U' Cool Crew, presenting original content, link recommendations and acting as salespersons for electronic-commerce products and services. Our web sites contain a computer-generated likeness and description of each of the characters, including their favorite food, dessert, sport and other interests. We intend to further develop the personalities of each of these characters, including animating and casting for the characters and providing scripts for the characters. We also intend to utilize the characters in television, radio and print advertising, to make personal appearances and to promote the Urban Cool brand name and electronic commerce products. Network users are able to send e-mail to the characters and to vote for their favorite characters. We believe that the U' Cool Crew will build brand awareness and brand loyalty for the Urban Cool brand name.

Sales and marketing

      We intend to establish a direct sales organization consisting of national, regional and local sales representatives. Our sales organization will provide input on design and placement of our Internet-based advertising and the content on local web sites. The sales representatives' objective will be to provide a high level of customer service and satisfaction to business customers. We also intend to have our sales representatives focus on selling sponsorship packages and banner advertising programs.

      We intend to utilize a number of methods to promote the Urban Cool brand name including outdoor advertising, advertising on other Internet sites, targeted publications, radio stations, cable television and cross promotional arrangements to secure advertising and other promotional considerations. We have distributed promotional material at select targeted events such as Black expo, cinco de mayo events, concerts and other community events. To further promote the Urban Cool brand name, we intend to enter into strategic alliances with consumer products and technology companies.


      We intend to develop relationships with urban non-profit groups and with other urban consumer membership based groups, such as churches, alumni organizations, fraternities and similar organizations, for brand building and membership acquisitions. We plan to meet with urban non-profit organizations and other urban consumer membership based groups to identify sponsorship and grass roots marketing opportunities. We also intend to sponsor events, concerts and other community activities to promote the Urban Cool brand name.


Distribution - internet service provider


      We have entered into an agreement with NatioNet Online, an Internet service provider, to provide Internet access to our users. Pursuant to the agreement, we will receive 5.1% of the monthly fee paid by each subscriber. We intend to promote Internet service access by distributing Urban Cool co-branded software via direct mail, magazine insertions, at concerts, seminars and events as well as through our CyberCenters and NetStand kiosk locations. We also will distribute our software in computer stores, record stores, discount stores, grocery stores and through churches, community events and other community-based organizations and membership based groups.


Web site design services

      In November 1999, we acquired 66 2/3% of the capital stock of e-commerce Solutions, Inc. from Stanley Wolfson in exchange for warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $1.00 per share for a period of five years, exercisable as follows:


      o warrants to purchase 200,000 shares of common stock are exerciseable immediately;


      o warrants to purchase 200,000 shares of common stock are exercisable provided that e-commerce Solutions has gross sales of at least $2,500,000 within 24 months of our contribution of $3,000,000 to e-commerce Solutions;

      o warrants to purchase an additional 200,000 shares of common stock are exercisable provided that e-commerce Solutions has gross sales of at least $7,500,000 within 24 months of our contribution of $3,000,000 to e-commerce Solutions;


      o warrants to purchase an additional 200,000 shares of common stock are exercisable provided that e-commerce Solutions has gross sales of at least $15,000,000 within 24 months of our contribution of $3,000,000 to e-commerce Solutions; and

      o warrants to purchase an additional 200,000 shares of common stock are exercisable provided that e-commerce Solutions has gross sales of at least $25,000,000 within 24 months of our contribution of $3,000,000 to e-commerce Solutions.

      In addition, we have advanced $50,000 of capital to e-commerce Solutions and have agreed to contribute an additional $2,950,000 of capital to e-commerce

Solutions upon the completion of the offering. e-commerce Solutions has entered into a three-year employment agreement with Stanley Wolfson to serve as the president. Mr. Wolfson shall receive a salary of $175,000 per annum plus 2% of gross sales commencing as of November 1, 1999.


      e-commerce Solutions owns partially developed proprietary software to construct electronic commerce capable web sites and electronic commerce communities. We intend to utilize a portion of the net proceeds of the offering to complete development of the software and to fund the start-up costs for e-commerce Solutions. We anticipate completing the development of the software in the third quarter of 2000. We intend to market electronic commerce web sites through e-commerce Solutions to urban-based small businesses. We believe that a basic electronic commerce capable web site can be marketed to urban-based small business owners at a relatively low cost. We plan to utilize a substantial telemarketing effort and a dedicated sales force to market the web site design services. We cannot assure you that we will be able to develop such a sales force or develop web site design services. We intend to offer competitive performance-based compensation packages to our sales representatives and telemarketers.

Revenue sharing agreements


      We have entered into revenue sharing agreements with Music Boulevard/CD Now, car prices.com, electronics.net, Yahoo store, and buydirect.com. We intend to enter into agreements to offer Internet links to other Internet retailers, including telecommunications and Internet services, financial services, and transportation services.

Web site management and development


      Analysts International initially designed our web sites. We presently develop, manage and maintain our network of web sites. Our web site management and development is supervised by our Vice President of Technology and Internet Services and is assisted by employees and subcontractors.


Technology

      Technology is a critical part of our business and affects our business in a variety of ways. We intend to upgrade and modify our network hardware systems and software in order to provide faster, more robust and more reliable communications, entertainment and Internet services to our customers. We intend to have servers in multiple locations in order to provide back-up of our computer systems, quicker access to our online network and the ability to handle the anticipated increased use of our online network.


Competition

      The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. We compete with many other providers of information and community services such as AOL, Excite, Inc. Infoseek Corporation, Lycos, Inc., and Yahoo Inc. as well as other web sites including bet.com, starmedia.com, and quepasa.com. As we expand the scope of our Internet services, we will compete directly with a greater number of Internet sites and other media companies. A large number of web sites and online services also offer electronic commerce products, informational and community features. There can be no assurance that we will be able to compete successfully or that the competitive pressures faced by us will not have a material adverse effect on our business.

      We compete with IBM and EDS for web site design services as well as other local, regional and national web site designers. As we expand our web site design services we will compete directly with other web site design services offering similar products. In addition, other web site designers may offer reasonably priced electronic commerce capable web sites or develop similar or superior software. We cannot assure you that we will be able to compete successfully.

      There are other web sites that attract segments of our potential market. We believe that we will be able to differentiate Urban Cool from competitors by promoting the Urban Cool brand name and through access to our online network through NetStand kiosks and CyberCenters.

      Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, other web sites and online networks may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well financed companies. Greater competition resulting from these types of strategies relationships could have a material adverse effect on our business, operating results and financial condition.

Government regulation

      Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could dampen the growth in use of the Internet generally, decrease the acceptance of the Internet as a communications and commercial medium and require us to incur expense in complying with any new regulations. Other nations have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Such laws and regulations if enacted in the United States or abroad could have a material adverse effect on our business. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and we may be subject to claims that our services violate these laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on our business.

      Due to the global nature of the Internet, it is possible that, although transmissions by us over the Internet originate primarily in the State of Texas, the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such law or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business.

Trademarks and proprietary rights

      We regard our copyrights, trademarks, trade names, trade dress, trade secrets, and similar intellectual property as critical to our success, and we intend to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, independent contractors, partners and others to protect our proprietary rights. We pursue the registration of our trademarks and service marks in the United States, and have applied for and obtained registration in the United States for the Urban Cool brand name. We are in the process of filing for additional protection. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online.

      There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert claims of infringement of intellectual property or alter proprietary rights against us.

      We may be required to obtain licenses from others to refine, develop, market and deliver new services. There can be no assurance that we will be able to obtain any license on commercially reasonable terms, or at all or that rights granted pursuant to any licenses will be valid and enforceable.

Employees

      We have nine full-time employees, four of which are involved in marketing and sales and five in general management, technology and administration. We also have two part time employees. We have no collective bargaining agreement with our employees. We believe that our relationship with our employees is satisfactory.


Legal proceedings

      Urban Cool is not currently involved in any material legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

Properties

      Our Internet hosting and co-location servers are located at 1950 Stemmons Freeway, Dallas Texas. Our lease is month to month at a monthly rate of $1,200 per month. We also have leased 1,350 square feet at 1401 Elm Street, Dallas, Texas at a monthly rental of $1,635. We lease space at 439 West 125th Street in the Harlem area of New York City at a monthly rate of $880 per month, for our model CyberCenter. We are in the process of locating additional space for our expanded operations. However, no definitive agreements have been executed.

                                   MANAGEMENT


Directors and executive officers

      The following table sets forth information concerning our directors and executive officers as of the date of this prospectus. Sir Brian Wolfson has agreed to serve as a director of Urban Cool upon the completion of the offering.


      Name                                   Age                  Position
      -----                                 ----                  --------

 Jacob R. Miles, III*                        45      Chairman, Chief Executive Officer and Director
 Terrence B. Reddy                           57      President, Chief Operating Officer and Director
 Barry M. Levine                             56      Secretary, Treasurer and Chief Financial Officer
 Tony Winston                                33      Vice President of Technology and Internet Services
 Rosalind Bell                               41      Director
 Rex Cumming*                                36      Director
 Sir Brian Wolfson*                          64      Director Nominee


----------------------
* We intend to elect such individuals to the audit and compensation committees.

      The following is a brief summary of the background of each executive officer and director:

      Jacob R. Miles, III, our founder, has been Chairman and Chief Executive Officer since inception. From 1996 to 1998, Mr. Miles was President of Miles Companies, an entertainment- and technology-focused consulting firm. From 1993 to 1996, he was Chairman and Chief Executive Officer of Cultural Exchange Entertainment Corp., a developer and marketer of entertainment properties, toys and electronic learning aids targeted at urban markets, which filed for protection from its creditors under Chapter 7 of the Bankruptcy Code in United States Bankruptcy Court for the Southern District of New York in January 1998 and was discharged in July 1998. Prior to 1993, Mr. Miles held engineering operations and senior management positions with Tonka Corp. and General Mills Toy Group. He received an engineering management certificate from Xavier University in 1980. Mr. Miles is the husband of Rosalind Bell, a director of ours.

      Terrence B. Reddy became our President, Chief Operating Officer in September 1999 and a director in November 1999. From 1993 to August 1999, he served as President of TransMedia Resources, a media research company that services the broadcasting industry in markets in the state of Texas. Prior to 1993, Mr. Reddy held sales and general manager positions with various television and cable network companies.

      Barry M. Levine became our Secretary, Treasurer and Chief Financial Officer in November 1999. From October 1996 to August 1999, Mr. Levine was a director and the President and Chief Executive Officer of Millennium Sports Management, Inc., a publicly-traded stadium management company. From April 1996 through September 1996 Mr. Levine was unemployed. From December 1991 through March 1996, Mr. Levine held various offices and was a director of Sports Heroes, Inc., a publicly-traded sports memorabilia company. Mr. Levine resigned from Sports Heroes in March 1996, and subsequently, in May 1996, Sports Heroes, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code; in October 1996, this case was converted to a proceeding under Chapter 7 of the United States Bankruptcy Code. Mr. Levine is also a certified public accountant. Mr. Levine received a B.B.A. in accounting from Pace University in 1967.

      Rosalind Bell became a director in November 1999. Ms. Bell has been Vice President of Marketing for Optel, a telecommunications cable and Internet company, from May 1999 to the present. From April 1998 to April 1999, Ms. Bell was a Vice President of Marketing for the Don Pablo division of Avado Corporation. From October 1997 to April 1998, she served as Vice President-Marketing for Time Warner's Six Flags Amusement Parks. From 1994 to 1997, Ms. Bell was Group Marketing Director at Pillsbury Company. Ms. Bell received a B.A. in Business from Washington University in 1980 and an M.B.A. from Northwestern University in 1981. Ms. Bell is the wife of Mr. Miles, the Chairman and Chief Executive Officer, and majority stockholder of Urban Cool.

      Rex Cumming became a director in November 1999. Mr. Cumming, a co-founder of Worksoft Inc., an enterprise productivity solutions company that builds software testing tools, has been Worksoft's Chief Financial Officer since 1998. From 1994 to 1998, Mr. Cumming was a co-founder and director of Silicon Reef, Inc., an Internet service company. From 1992 to the present, Mr. Cumming has been the President of Hytec Data System, Inc., a consulting firm which provides investment, development and financial advisory services to start-up companies.

      Sir Brian Wolfson has agreed to become a director of ours upon completion of the offering. Sir Brian served as Chairman of Wembley, PLC from 1986 to 1995. Sir Brian is currently a director of Fruit of the Loom, Inc., Kepner-Tregoe, Inc., Playboy Enterprises, Inc., Autotote Corporation, Inc., and Natural Health Trends Corp. for which he presently serves as Chairman.

      Tony Winston has been Vice President of Technology and Internet Services since August 1999. From 1994 to 1999, Mr. Winston was the founder and President of Software Developers and Systems Integrations, Inc., a technology and services firm, implementing applications for telecommunications, and financial services companies. Mr. Winston received a Bachelors Degree in Business, with a concentration in Management Information Systems, from Boston University School of Business in 1988.

Board composition

      Upon the consummation of this offering our board of directors will consist of five directors. At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting following election. In addition, our bylaws provide that the maximum authorized number of directors, which is currently five, may be changed by resolution of the stockholders or by resolution of the board of directors.


      We have granted to Security Capital the right, for a period of five years from the closing of this offering, to nominate a designee of Security Capital for election to our board of directors. Security Capital has not indicated who they intend to designate to our board. If Security Capital exercises its right to nominate a designee to serve on our board of directors, then we will increase the size of the board of directors. If in the future Security Capital elects not to exercise this right, then Security Capital may designate one person to attend meetings of our board of directors.


      Each officer is elected by, and serves at the discretion of, our board of directors. Each of our officers and directors, other than independent directors, devotes his full time to our affairs. Our independent directors devote such time to our affairs as is necessary to discharge their duties. There are no family relationships among any of our directors, officers or key employees, except for Mr. Miles and Ms. Bell, who are husband and wife.

Board committees

      Prior to the completion of this offering, we intend to establish an audit committee and a compensation committee and that Jacob R. Miles, III, Rex Cumming, and Sir Brian Wolfson will be members of the audit committee and compensation committee. The audit committee will make recommendations to the board of directors regarding the independent auditors for us, approve the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters. The compensation committee will review and recommend to the board of directors the compensation structure of our officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. No interlocking relationships exist between Urban Cool's board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Directors' compensation

      Independent directors will receive 5,000 shares of common stock and options to purchase 10,000 shares of common stock at the initial public offering price upon completion of the offering. Independent directors will also receive an annual director's fee of $10,000. Employee directors will not receive additional compensation for serving on the board of directors. All directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors and committee meetings.

Executive compensation

                           Summary Compensation Table

      The following table provides a summary of cash and non-cash compensation for the year ended December 31, 1998 with respect to the following officer of Urban Cool:

                                       Annual Compensation                     Long-Term Compensation
                                      ---------------------                    ----------------------
                                                                                     Awards
                                                                                    ---------
                                                                                  Securities
                                                                      Restricted  Underlying
                                                       Other Annual     Stock      Options      LTIP                 All Other
Name and Principal Positions        Year     Salary($)    Bonus($)  Compensation  Award(s)($)  SARs(#)  Payouts($)  Compensation
----------------------------        ----  -------------  ---------- ------------ ------------  -------  ----------  ------------
Jacob R. Miles, III                 1998       0              0           0           0           0          0            0


There were no option grants during 1998 for the officer listed in the Summary Compensation Table. No options were exercised in 1998.

Employment agreements

      Urban Cool has entered into a three-year employment agreement, commencing as of July 1, 1999, with Jacob R. Miles, III, our Chairman, President and Chief Executive Officer, which provides for an annual salary of $175,000. The employment agreement provides that Mr. Miles is eligible to receive incentive bonus compensation, at the discretion of the board of directors based on his performance and contributions to our success. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that he is terminated without cause, as described in the agreement, or he terminates his employment for good reason as described in the agreement, or in the event of a change in control of Urban Cool as described in the agreement. If the employment agreement is terminated without cause, as a result of a change of control, or terminated by Mr. Miles for good reason the amount of the severance payment shall be equal to three times the average annual compensation payable under the employment agreement.


      Urban Cool has entered into one-year employment agreements, effective upon completion of the offering, with Barry M. Levine, our Chief Financial Officer, and Terrence B. Reddy, our President and Chief Operating Officer, which each provide for an annual salary of $125,000. In addition, we have entered into a one-year employment agreement effective upon completion of the offering with Tony Winston, our Vice President of Technology and Internet Services, which provides for an annual salary of $100,000. Each employment agreement provides that the executive is eligible to receive short-term incentive bonus compensation at the discretion of the board of directors based on his performance and contributions to our success. Each employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that the executive is terminated without cause, as described in the agreement, or he terminates his employment for good reason as described in the agreement. In the event the employment agreement is terminated other than for good cause by us, then the executive shall receive severance payments equal to the compensation payable through the balance of the term.


      In November 1999, Stanley Wolfson entered into a three-year employment agreement with e-commerce Solutions pursuant to which Mr. Wolfson shall receive an annual salary of $175,000 plus an amount equal to 2% of the gross sales of e-commerce Solutions. The agreement commences as of November 1, 1999. Mr.Wolfson will be entitled to receive short term incentive bonus compensation at the discretion of the board of directors based on his performance and contribution to the company's success. The employment agreement provides for termination based on death, disability or voluntary resignation and for severance payments upon termination in the event that Mr. Wolfson is terminated without cause.


Consulting agreements


      In November 1999 we entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a lender to us and a principal stockholder of ours, to provide us with consulting services, including assisting us with implementation of our business plans and strategies. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month. Pursuant to the consulting agreement, we have issued 150,000 shares of common stock to the consultant and we will be required to issue additional shares of common stock to the consultant if we commence an initial public offering at a price of $9.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000. The shares of common stock issued to the consultant are not subject to a lock-up agreement. We may repurchase an aggregate of 45,000 shares of common stock in three monthly installments of 15,000 shares of common stock from the consultant at a cash price of $2,000 for each installment commencing in January 2000 through March 2000. In the event that we do not repurchase the shares of common stock in any given month, then such repurchase right expires. However, upon the completion of the offering our right to repurchase any shares of common stock for which our repurchase right is still outstanding will be accelerated.

      In September 1999, we entered into a three-year consulting agreement with Surrey Associates, Inc. and issued 200,000 shares of common stock to Surrey. Pursuant to the consulting agreement, Surrey will assist us in developing a marketing plan for the deployment of NetStand kiosks in shopping centers. In September 1999, we entered into a three-year consulting agreement with Upway Enterprises, Inc. and issued 150,000 shares of common stock to Upway. Pursuant to the agreement, Upway will consult with us with regard to marketing and mergers and acquisitions. In October 1999, we entered into a two-year consulting agreement with Sea Breeze Associates, Inc., and issued 175,000 shares of common stock to Sea Breeze. Pursuant to the agreement, Sea Breeze will consult with us with regard to corporate development and mergers and acquisitions.


Stock option plan


      In November 1999, we adopted the 1999 Stock Option Plan. The purpose of the plan is to enable us to attract, retain and motivate key employees, directors, and consultants, by providing them with stock options. Options granted under the plan may be either incentive stock options, as defined in
Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 500,000 shares of common stock for issuance under the plan. As of the date of this prospectus, 255,750 options have been granted pursuant to the plan.


      Our board of directors will administer the plan. Our board has the power to determine the terms of any options granted under the plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. Our board of directors approves the terms of each option. These terms are reflected in a written stock option agreement.

      The board of directors has the right to grant options pursuant to the plan whereby the holder, under the conditions of exercise, may, in lieu of payment of the exercise price in cash, surrender the option and receive a net amount of shares. Such number of shares will be based upon the fair market value of Urban Cool's common stock at the time of the exercise of the option, after deducting the aggregate exercise price.

Executive stock option plan

      In November 1999, we adopted the 1999 Executive Stock Option Plan. We have reserved 500,000 shares of common stock for issuance under the plan. Pursuant to the plan, we granted options to purchase an aggregate of 500,000 shares of common stock to Jacob R. Miles, III, our Chairman and Chief Executive Officer. Of these options, options to purchase 250,000 shares of common stock are exercisable immediately at an exercise price equal to the initial public offering price. The balance of these options are exercisable for a period of five years from the date of grant at an exercise price equal to 110% of the initial public offering price. Such options are exercisable only if Urban Cool achieves the annual audited gross revenue as outlined in the table below and will become exercisable immediately following the fiscal year indicated.

      Years Ending        Number of Options Exercisable        Gross Revenue
      ------------       ------------------------------     -------------------
         2001                        125,000                    $17,500,000
         2002                        125,000                    $25,000,000

      These options have net exercise provisions under which Mr. Miles may, in lieu of payment of the exercise price in cash, surrender the option and receive a net amount of shares, based on the fair market value of Urban Cool's common stock at the time of the exercise of the option, after deducting the aggregate exercise price.


Limitations of liability and indemnification of directors and officers
      Our certificate of incorporation, as amended, and bylaws, as amended, limit the liability of directors and officers to the maximum extent permitted by Delaware law. We will indemnify any person who was or is a party, or is threatened to be made a party to, an action, suit or proceeding, whether civil, criminal, administrative or investigative, if that person is or was a director, officer, employee, consultant or agent of us or serves or served any other enterprise at our request.

      In addition, our certificate of incorporation provides that generally a director shall not be personally liable to us or our stockholders for monetary damages for breach of the director's fiduciary duty. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

      We intend to purchase and will maintain directors' and officers' insurance, the amount of which has not yet been determined. This insurance will insure directors against any liability arising out of the director's status as our director, regardless of whether we have the power to indemnify the director against the liability under applicable law.

      The underwriting agreement also contains provisions whereby we agree to indemnify the underwriters, each officer and director of the underwriters, and each person who controls the underwriters within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus.

      We have been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth as of January 1, 2000, and as adjusted for the 2,000,000 shares of our common stock offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by:


      o each person who we know beneficially owns more than 5% of the outstanding shares of our common stock;

      o     each of our officers and directors; and

      o     all of our officers and directors as a group.


      Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants held by such person that are exercisable within 60 days of January 1, 2000, but excludes shares of common stock underlying options or warrants held by any other person. Unless otherwise indicated, the address of each beneficial owner is c/o Urban Cool, 1401 Elm Street, Dallas, Texas 75202.

                                                                                                    Percentage of
                                                                               Percentage of          common
                                                                                common stock            stock
Name and address of                                        Number of            beneficially        beneficially
beneficial owner                                             shares                 owned               owned
-------------------                                       -------------        ----------------     --------------

                                                                              (Before Offering)    (After Offering)
Jacob R. Miles, III                                          2,336,493(1)           60.2%               39.7%
Terrence B. Reddy                                                   --               *                   *
Rosalind Bell                                                2,336,493(2)(3)        60.2%               39.7%
Rex Cumming                                                      5,000(3)            *                   *
Sir Brian Wolfson                                                5,000(3)            *                   *
The Elite Funding Group, Inc.                                  876,250(4)           20.1%               13.8%
Stanley Wolfson                                                200,000(5)            5.2%                3.4%
All executive officers and directors as a group
  (7 persons)                                                2,446,493              61.5%               40.8%


--------------
(1) Includes (a) 20,608 shares of common stock owned by Rosalind Bell, Mr. Miles' wife, at an exercise price equal to the initial public offering price, (b) 5,000 shares of common stock issuable to Rosalind Bell upon the consummation of this offering and (c) 250,000 shares of common stock issuable upon the exercise of options that are currently exercisable at an exercise price equal to the initial public offering price, but does not include options to purchase 302,500 shares of common stock which are not presently exerciseable.

(2) Includes 2,310,885 shares of common stock beneficially owned by Ms. Bell's husband, Jacob R. Miles, III.
(3) Includes 5,000 shares of common stock issuable to independent directors upon the consummation of this offering.
(4) Includes (a) warrants to purchase 726,250 shares of common stock connection with a loan in an amount of up to $1,000,000 which are presently exercisable, and (b) 150,000 shares of common stock owned by RMH Consulting Corp., a consultant and an affiliate of The Elite Funding Group. Pursuant to the consulting agreement, we are required to issue additional shares of common stock in the event that the initial public offering price is less than $9.00 per share.
(5) Includes warrants to purchase 200,000 shares of common stock, but does not include warrants to purchase 800,000 shares of common stock which are not presently exerciseable. * Represents less than 1% of the applicable number of shares of common stock outstanding.

                              CERTAIN TRANSACTIONS

      In November 1999, Jacob R. Miles, III, our Chairman, Chief Executive Officer and majority stockholder entered into a deferred compensation agreement with us which provides that Mr. Miles shall receive accrued salary in the amount of $131,250, payable out of the net proceeds of this offering, which amount was accrued from January 1, 1999 through September 30, 1999. As of September 30, 1999 we owed Mr. Miles approximately $11,000 for expenses he paid on our behalf which has been recorded as a non-interest bearing loan.


      In November 1999, we entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a lender to us and a principal stockholder of ours, to provide us with consulting services, including assisting us with implementation of our business plans and strategies. We believe that the terms of the consulting agreement are on terms at least as favorable as those that could have been obtained from an unrelated third party. See "Management -- Consulting Agreements."

                            DESCRIPTION OF SECURITIES


      The following section should be read in conjunction with detailed provisions of our certificate of incorporation and bylaws, copies of which have been filed with our registration statement of which this prospectus forms a part. Our capital stock is also governed by the provisions of applicable Delaware law.


General

      Our authorized capital stock consists of 30,000,000 shares of common stock, $.01 par value and 3,000,000 shares of preferred stock, $.01 par value. As of January 1, 2000, 3,630,000 shares of common stock were issued and outstanding. As of the date of this prospectus, we have approximately 60 holders of our common stock. No shares of preferred stock are outstanding.



Common stock

      Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock. Therefore, the holders of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors and approve significant corporate transactions. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.


      The holders of common stock:


      o have equal rights to dividends from funds legally available therefor, when and if declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

      o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.


      The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we designate in the future.

Preferred stock

      The board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 3,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock.
We have no present plans to issue any shares of preferred stock.


Outstanding options and warrants


      As of the date of this prospectus, up to 3,190,750 shares of common stock are issuable pursuant to outstanding options and warrants. Of such options and warrants, excluding the 200,000 shares of common stock reserved for issuance upon the exercise of warrants granted to the representative:

      o 1,375,000 shares of common stock are issuable at an exercise price of $2.00 per share;

      o 1,000,000 shares of common stock are issuable at an exercise price of $1.00 per share;

      o 310,000 shares of common stock are issuable at an exercise price of equal to 110% of the initial public offering price; and

      o 505,750 shares of common stock are issuable at an exercise price equal to the initial public offering price per share.

      These options and warrants generally have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the option or warrant and receive a net amount of shares, based on the fair market value of Urban Cool's common stock at the time of the exercise of the warrant, after deducting the aggregate exercise price. These warrants expire on dates ranging from July 2004 to November 2009.


Representative's warrants

      We have agreed to issue to Security Capital, the representative of the underwriters, for a total of $20.00, warrants to purchase an aggregate of 200,000 shares of common stock exercisable for a period of four years commencing one year after the effective date of the registration statement of which this prospectus is a part, at a price equal to 120% of the initial public offering price of the shares of common stock. The representative's warrants contain anti-dilution provisions providing for automatic adjustments of the exercise price and number of shares issuable on exercise price and number of shares issuable on exercise of the representative's warrants upon the occurrence of some events, including stock dividends, stock splits, mergers, acquisitions and recapitalizations.


      The representative's warrants contain demand and piggyback registration rights relating to the issuance of 200,000 shares of common stock. For the life of the representative's warrants, the representative will have the opportunity to profit from a rise in the market price for the 200,000 shares of common stock. The holders of the representative's warrants will have no voting, dividend or other stockholder rights with respect to those warrants. The holders of shares of common stock issued upon exercise of those warrants will have the voting, dividend and other stockholder rights of holders of shares of common stock. The representative's warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.


Registration rights

      In July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. These shares are included in this registration statement of which this prospectus forms a part and are being offered by the selling stockholders under an alternate prospectus. In addition, the holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion and such holders have "piggyback registration rights" commencing 12 months from the date of this prospectus.

      We entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. In connection with the loan, we issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock at an exercise price of $2.00 per share. We have granted registration rights to the lender for the registration of the shares of common stock underlying the warrants in this offering, including demand registration rights, and certain additional "piggy-back" registration rights. The shares of common stock underlying the lender's warrant are included in this registration statement of which this prospectus forms a part and offered under an alternate prospectus. We have granted similar registration rights to RMH Consulting Corp., a consultant who is an affiliate of the lender with respect to 150,000 shares of common stock. The shares of common stock issued to RMH Consulting and the shares of common stock underlying the warrant issued to The Elite Funding Group are not subject to a lock-up agreement.

      Security Capital and May Davis Group assisted us in procuring the $1,000,000 loan from The Elite Funding Group and received warrants to purchase 40,000 shares of common stock and warrants to purchase 20,000 shares of common stock, respectively. The shares of common stock underlying the these warrants are included in this registration statement of which this prospectus forms a part and are being offered under an alternate prospectus.

      We have also agreed to register 75,000 shares of common stock in this registration statement held by Sea Breeze Associates, a consultant. These shares of common stock are included in this registration statement of which this prospectus forms a part and offered under an alternate prospectus.

Delaware law and certificate of incorporation and bylaw provisions

      Urban Cool is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Urban Cool from engaging, under some circumstances, in a business combination, which includes a merger or sale of more than 10% of its assets, with any interested stockholder, defined as a stockholder who owns 15% or more of its outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

      o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Urban Cool's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares owned by employee stock plans; or

      o the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Some of the provision of our certificate of incorporation and bylaws could discourage, delay or prevent an acquisition of Urban Cool at a premium price. Our bylaws provide that any vacancy on the board of directors may be filled by a majority of the directors then in office. Our bylaws provide that special meetings of stockholders may be called only by a majority of the directors of our board or the President or by at least 25% of the holders of shares of common stock.

      In addition, the certificate of incorporation also authorizes the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Urban Cool.


Transfer agent

      We intend to appoint Continental Stock Transfer & Trust Company as the transfer agent and registrar for our shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.

      Upon completion of this offering, we will have 5,645,000 shares of common stock outstanding, assuming no exercise of outstanding options or warrants or the underwriters' over-allotment option. After the offering, the 2,000,000 shares sold in this offering will be immediately tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act. The 1,665,000 shares of common stock which are being offered by selling stockholders pursuant to an alternate prospectus will be freely transferable subject to the lock-up agreements described below.

      We issued the remaining 3,645,000 shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act. These shares will be deemed "restricted securities" as defined in Rule 144. Of these restricted securities 2,121,475 shares have been held for more than one year as of the date of this prospectus. Therefore, 2,121,475 of these shares will be eligible for public sale beginning 90 days after the date of this prospectus in accordance with the requirements of Rule 144, subject to the lock-up agreements described below.

      In general, under Rule 144, a stockholder, or stockholder whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

      o  1% of the then outstanding shares of common stock; or

      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission, provided certain requirements are satisfied.

      In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description. Non-affiliates may resell our securities issued under Rule 701 in reliance upon Rule 144 without having to comply with Rule 144's public information holding, volume and notice requirements


      Except for RMH Consulting Corp., a consultant and an affiliate of The Elite Funding Group, and The Elite Funding Group, our lender and a principal stockholder of ours, and their assignees, who will hold up to 150,000 shares of common stock and warrants to purchase up to 750,000 shares of common stock, respectively, all of our stockholders, our warrant holders and our officers and directors, have agreed to not directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any of our shares for a period of at least 13 months after the offering without the prior written consent of Security Capital. However, Security Capital has agreed to release the lock-up after six months with respect to 105,000 shares of common stock and 525,000 shares of common stock underlying certain warrants issued in connection with a private financing transaction in July through November, 1999, if Security Capital has not agreed otherwise with The American Stock Exchange or any other national securities exchange.

                              PLAN OF DISTRIBUTION


      The underwriters named below, for whom Security Capital Trading, Inc. is acting as representative, have severally agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriters on a firm commitment basis, the respective number of shares of common stock set forth opposite their names:

                                                              Number of
            Underwriters                                       Shares
            ----------                                        --------
            Security Capital Trading, Inc. .................
              Total ........................................  2,000,000

      The underwriters are committed to purchase all the securities offered by this prospectus, if any of the securities are purchased. The underwriting agreement provides that the obligations of the several underwriters are subject to the conditions specified in the underwriting agreement.


      The representative has advised us that it initially proposes to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealer concessions not in excess of $____ per share of common stock. The dealers may reallow a concession not in excess of $____ per share of common stock to other dealers. After completion of the offering, the public offering price, concessions and reallowances may be changed by the representative. The representative has informed us that it does not expect sales to discretionary accounts by the representative to exceed five percent of the shares of common stock offered by us in this prospectus.


      We have granted to the underwriters an over-allotment option, exercisable during the 45-day period from the date of this prospectus, to purchase from us up to an additional 300,000 shares of common stock at the initial public offering price, less underwriting discounts and the non-accountable expense allowance. This option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the shares of common stock. To the extent this option is exercised in whole or in part, each underwriter will have a firm commitment, subject to some conditions, to purchase the number of the additional shares of common stock proportionate to its initial commitment.


      We have agreed to pay to the representative a non-accountable expense allowance equal to three percent of the gross proceeds derived from the sale of the shares of common stock underwritten, of which $70,000 has been paid to date. We have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus. We have also agreed to pay all expenses in connection with qualifying the securities under the laws of those states the underwriter may designate, including fees and expenses of counsel retained for such purposes by the representative and the costs and disbursements in connection with qualifying the offering with the National Association of Securities Dealers, Inc.

      Except for RMH Consulting Corp., a consultant and an affiliate of The Elite Funding Group, and The Elite Funding Group, our lender and a principal stockholder of ours, and their assignees, who will hold up to 150,000 shares of common stock and warrants to purchase up to 750,000 shares of common stock, respectively, all of our stockholders, our warrant holders and our officers and directors, have agreed to not directly or indirectly, offer, sell, pledge, grant any option to purchase, or otherwise sell or dispose of any of our shares for a period of at least 13 months after the offering without the prior written consent of Security Capital. However, Security Capital has agreed to release the lock-up after six months with respect to 105,000 shares of common stock and 525,000 shares of common stock underlying certain warrants issued in connection with a private financing transaction in July through November, 1999, if Security Capital has not agreed otherwise with The American Stock Exchange or any other national securities exchange. An appropriate legend shall be placed on the certificates representing the securities. Except for the release of the lock-up after six months with respect to 105,000 shares of common stock and 525,000 shares of common stock issued in a private financing transaction, the representative has no general policy with respect to the release of shares prior to the expiration of the lock-up period and has no present intention to waive or modify any of these restrictions on the sale of our securities.

      Security Capital acted as the placement agent for the private financing in July through November, 1999. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was reallowed to a sub-placement agent, May Davis Group, and a non-accountable expense allowance of $31,500, which was equal to 3% of the aggregate purchase price of the units sold.

      Security Capital and May Davis Group also assisted us in procuring the $1,000,000 loan with The Elite Funding Group, Inc. and received warrants to purchase 40,000 shares of common stock and warrants to purchase 20,000 shares of common stock at an exercise price equal to 110% of the initial public offering price, respectively.

      In connection with this offering, we have agreed to sell to the representative, and/or its designees, for nominal consideration, five-year representative's warrants to purchase up to 200,000 shares of our common stock. The representative's warrants are initially exercisable at any time during a period of four years beginning one year from the date of the prospectus at a price equal to 120% of the initial public offering price per share. The shares of common stock underlying the warrants are identical to those offered to the public. The representative's warrants provide for adjustment in the number of securities issuable upon their exercise as a result of certain subdivisions and combinations of the common stock. The representative's warrants grant to the holders rights of registration for the securities issuable upon exercise of the warrants. In addition, the representative's warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year from the date of the prospectus, except to officers of the representative.

      We have also granted to the representative, the right, for a period of five years from the closing of the offering, to nominate a designee of the representative for election to our board of directors. Our officers, directors and principal stockholders have agreed to vote their shares in favor of this designee.

      In connection with this offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. The transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which the persons may bid for or purchase our common stock for the purpose of stabilizing their respective market prices.

      The underwriters also may create a short position for the account of the underwriters by selling more shares of common stock in connection with the offering than they are committed to purchase from us. In that case they may purchase shares of common stock in the open market following completion of the offering to cover all or a portion of the short position. The underwriters may also cover all or a portion of the short position, up to 300,000 shares of common stock, by exercising the over-allotment option referred to above. In addition, the representative may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter, or dealer participating in the offering, for the account of other underwriters, the selling concession with respect to the shares of common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the shares of common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

      Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price of the common stock has been determined by negotiation between us and the representative and does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. The factors considered in these negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which we compete, an assessment of our management, our prospects, our capital structure and other factors as were deemed relevant.


      The foregoing is a summary of the principal terms of the agreements described above. Reference is made to a copy of each agreement that is filed as an exhibit to the registration statement of which this prospectus is a part.

                                  LEGAL MATTERS

      The validity of the common stock being offered in this prospectus will be passed upon for us by Silverman, Collura & Chernis, P.C., New York, New York. Orrick, Herrington & Sutcliffe LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.


                                     EXPERTS

      The financial statements of Urban Cool as of December 31, 1998 and for the period January 23, 1998 through December 31, 1998, appearing in this prospectus and registration statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon which contains an explanatory paragraph with respect to the substantial doubt about our ability to continue as a going concern, as discussed in Note A to the Financial Statements appearing in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

      Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

      We have applied for the listing of our common stock on The American
Stock Exchange under the symbol "UBN." After this offering is effective, you may obtain certain information about us on The American Stock Exchange's Internet site (http://www.Nasdaq-Amex.com).

URBAN COOL NETWORK, INC.
(a development stage company)


Contents


                                                                            Page


Financial Statements

Independent auditor's report                                                 F-2

Balance sheets as of December 31, 1998 and September 30, 1999 (unaudited)    F-3

Statements of operations for the period from January 23, 1998 (inception)
  through December 31, 1998 and the nine month period ended September 30,
  1999 (unaudited) and for the periods from January 23, 1998 (inception)
  through September 30, 1998 and 1999 (unaudited)                            F-4

Statements of changes in capital deficiency for the period from January 23,
   1998 (inception) through December 31, 1998 and the nine month period ended
   September 30, 1999 (unaudited)                                            F-5

Statements of cash flows for the period from January 23, 1998 (inception)
  through December 31, 1998, the nine month period ended September 30, 1999 (unaudited) and for the periods from January 23, 1998 (inception) through
  September 30, 1998 and 1999 (unaudited)                                    F-6

Notes to financial statements                                                F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Urban Cool Network, Inc.
Dallas, Texas

      We have audited the accompanying balance sheet of Urban Cool Network, Inc. (a development stage company) as of December 31, 1998 and the related statements of operations, changes in capital deficiency and cash flows for the period from January 23, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Urban Cool Network, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the period from January 23, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced net losses, has a working capital deficiency, and a capital deficiency that raises substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                Richard A. Eisner & Company, LLP

New York, New York
November 23, 1999

                            URBAN COOL NETWORK, INC.
                          (a development stage company)


                                 Balance Sheets

                                                                              September 30,   December 31,
                                                                                  1999            1998
                                                                              -------------   -------------
                                                                              (unaudited)
ASSETS (NOTE I)
Current assets:
   Cash ...................................................................                  $     2,000
   Other current assets ...................................................   $     2,000
                                                                              -----------    -----------
     Total current assets .................................................         2,000          2,000
                                                                              -----------    -----------
Computer equipment and software ...........................................        23,000         23,000
Website development costs .................................................        63,000         63,000
                                                                              -----------    -----------
                                                                                   86,000         86,000
Less accumulated depreciation .............................................       (28,000)
                                                                              -----------    -----------
                                                                                   58,000         86,000
                                                                              -----------    -----------
Debt issuance costs, net ..................................................       118,000
Deferred offering costs ...................................................        70,000
Other assets ..............................................................         3,000
                                                                              -----------    -----------
                                                                              $   251,000    $    88,000
                                                                              ===========    ===========



Current liabilities:
   Bank overdraft .........................................................   $    49,000
   Note Payable ...........................................................       400,000
   Accounts payable and accrued expenses ..................................       187,000    $   209,000
   Payable to officer/stockholder .........................................       142,000         13,000
                                                                              -----------    -----------
     Total current liabilities ............................................       778,000        222,000
Notes payable (face value-- $350,000 in 1999)
                                                                              -----------    -----------
                                                                                  778,000        222,000
                                                                              -----------    -----------
Commitments and other matters

CAPITAL DEFICIENCY
Preferred stock -- authorized 3,000,000 shares, $.01 par value;
   none outstanding
Common stock -- authorized 30,000,000 shares, $.01 par value; 3,235,000 and
   2,121,475 shares outstanding at September 30, 1999
   and December 31, 1998, respectively ....................................        32,000         21,000
Additional paid-in capital ................................................     5,638,000        173,000
Unearned compensation .....................................................    (3,500,000)
Deficit accumulated during the development stage ..........................    (1,415,000)      (328,000)
Unamortized debt discount in excess of notes payable ......................    (1,282,000)
                                                                              -----------    -----------
                                                                                 (527,000)      (134,000)
                                                                              -----------    -----------
                                                                              $   251,000    $    88,000
                                                                              ===========    ===========


                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                          (a development stage company)


                            Statements of Operations

                                                                                Period From          Period From        Period From
                                                                                January 23,          January 23,        January 23,
                                                                                    1998                1998               1998
                                                             Nine Months        (Inception)          (Inception)       (Inception)
                                                                Ended             Through             Through            Through
                                                             September 30,     September 30,        December 31,      September 30,
                                                                 1999              1998                 1998               1999
                                                            ------------       ------------         ------------      ------------
                                                             (unaudited)        (unaudited)                            (unaudited)
 Revenues                                                           --              --                   --               --
                                                             ----------         -----------         -----------       ------------

Costs and expenses:
Content costs for website ..........................        $   409,000         $                   $   130,000       $   539,000
General and administrative .........................            492,000             153,000             198,000           690,000
                                                            -----------         -----------         -----------       -----------
Operating loss .....................................           (901,000)           (153,000)           (328,000)       (1,229,000)
Interest and related costs .........................            186,000             186,000
                                                            -----------         -----------         -----------       -----------
Loss before income tax benefit .....................         (1,087,000)           (153,000)           (328,000)       (1,415,000)
Income tax benefit .................................               --                  --                  --                --
                                                            -----------         -----------         -----------       -----------
Net loss/comprehensive loss ........................        $(1,087,000)        $  (153,000)        $  (328,000)      $(1,415,000)
                                                            ===========         ===========         ===========       ===========
Loss per share-- basic and diluted .................        $     (0.41)              (0.07)        $     (0.16)
                                                            ===========         ===========         ===========
Weighted average number of shares
  outstanding-- basic and diluted ..................          2,659,082           2,060,885           2,066,082
                                                            ===========         ===========         ===========



                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                          (a development stage company)

                   Statements of Changes in Capital Deficiency



                                                                                                          Unamortized
                                                                                               Deficit       Debt
                                                                                             Accumulated   Discount
                                              Common Stock        Additional                  During the   in Excess
                                            ------------------     Paid-in      Unearned     Development   of Notes
                                             Shares   Amount       Capital    Compensation      Stage       Payable        Total
                                            --------- --------    ----------  ------------   -----------   ----------   ----------

Shares issued to
  founder ...........................       2,060,885  $20,00    $   (15,000)                                           $     5,000

Issuance of common
  stock for cash
  ($.23 per share)
    -- November .....................          13,602                  3,000                                                  3,000
    -- December .....................          30,501    1,000         6,000                                                  7,000

  Issuance of common
  stock for consulting
  services-- November ...............          16,487                  4,000                                                  4,000

Value of services
  contributed by an
  officer/ stockholder ..............                                175,000                                                175,000

Net loss/comprehensive
  loss for the period from
  January 23, 1998
  (inception) through
  December 31, 1998 .................                                                        $  (328,000)                  (328,000)
                                            ---------   ------   -----------   -----------   -----------   -----------   ----------
Balance --
  December 31, 1998 .................       2,121,475   21,000       173,000                    (328,000)                  (134,000)

Issuance of common
  stock for cash
  ($.24 per share)
    -- March ........................         637,844    6,000       149,000                                                155,000
    -- June .........................           8,245                  2,000                                                  2,000
    -- July .........................          82,436     1,000       19,000                                                 20,000


Issuance of common
  stock and warrants
  in private placement ..............          35,000              1,799,000                                              1,799,000

Issuance of common
  stock for consulting
  services -- September .............         350,000    4,000     3,496,000   $(3,500,000)                                      --

Unamortized debt
  discount in excess
  of notes payable ..................                                                                       (1,449,000)  (1,449,000)

Amortization of debt discount .......                                                                          167,000      167,000

Net loss/comprehensive
  loss for the nine
  month period ended
  September 30, 1999 ................                                                         (1,087,000)                (1,087,000)

Balance --
  September 30, 1999
                                            ---------   ------   -----------   -----------   -----------   -----------   ----------
  (unaudited) .......................       3,235,000   $32,00   $ 5,638,000   $(3,500,000)  $(1,415,000)  $(1,282,000)  $ (527,000)
                                            =========   ======   ===========   ===========   ===========   ===========   ==========


                        See notes to financial statements

                            URBAN COOL NETWORK, INC.
                          (a development stage company)
                            Statements of Cash Flows

                                                                                  Period From        Period From       Period From
                                                                                   January 23,       January 23,       January 23,
                                                                                       1998              1998             1998
                                                                   Nine Months     (Inception)       (Inception)       (Inception)
                                                                      Ended          Through            Through         Through
                                                                  September 30,    September 30,      December 31,    September 30,
                                                                      1999             1998              1998            1999
                                                                  ------------     -------------     -------------    -------------
                                                                  (unaudited)       (unaudited)                       (unaudited)

Cash flows from operating activities:
  Net loss .................................................      $(1,087,000)      $  (153,000)      $  (328,000)      $(1,415,000)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
      Value of services contributed by an officer/
        stockholder charged as compensation and
        treated as additional paid-in capital ..............          131,000           175,000           175,000
      Depreciation and amortization ........................           28,000            28,000
      Issuance of stock for services rendered ..............            4,000             4,000
      Amortization of debt discount and
           issuance costs ..................................          179,000                                                179,000
      Accrued interest .....................................            7,000             7,000
      Accrued salary to officer/stockholder ................          131,000           131,000
      Changes in:
        Accounts payable and accrued
          expenses .........................................          371,000            18,000           209,000           580,000
      Other assets .........................................           (5,000)           (5,000)
                                                                  -----------       -----------       -----------       -----------
          Net cash (used in) provided by
            operating activities ...........................         (376,000)           (4,000)           60,000          (316,000)
                                                                  -----------       -----------       -----------       -----------
Cash flows from investing activities:
  Purchase of computer equipment and
    software ...............................................          (23,000)          (23,000)
  Costs of developing website and related
    software ...............................................           (5,000)          (63,000)          (63,000)
                                                                  -----------       -----------       -----------       -----------
          Net cash used in investing
            activities .....................................           (5,000)          (86,000)          (86,000)
                                                                  -----------       -----------       -----------       -----------
Cash flows from financing activities:
  Bank overdraft ...........................................           49,000            49,000
  Proceeds from sale of common stock .......................          177,000            15,000           192,000
  Loan proceeds from officer/stockholder ...................           (2,000)            9,000            13,000            11,000
  Proceeds from private placement, net .....................          220,000           220,000
  Financing costs ..........................................          (70,000)          (70,000)
                                                                  -----------       -----------       -----------       -----------
          Net cash provided by financing
            activities .....................................          374,000             9,000            28,000           402,000
                                                                  -----------       -----------       -----------       -----------
Net (decrease) increase in cash ............................           (2,000)               --             2,000                --
Cash at beginning of period ................................            2,000                                                    --
                                                                  -----------       -----------       -----------       -----------
Cash at end of period ......................................      $        --       $        --       $     2,000       $        --
                                                                  ===========       ===========       ===========       ===========
Supplemental disclosures of cash investing
  and financing activity:
  Note payable issued to vendor for accounts
    payable ................................................      $   400,000                                            $   400,000
  Value of common stock and warrants issued
    in private placement ...................................      $ 1,799,000                                            $ 1,799,000
  Value of common stock for consulting
    services ...............................................      $ 3,500,000                                            $ 3,500,000



                        See notes to financial statements

URBAN COOL NETWORK, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1998
(Unaudited with respect to September 30, 1999 and September 30, 1998)

NOTE A - THE COMPANY AND BASIS OF PRESENTATION

      Urban Cool Network, Inc. (the "Company") was incorporated in Delaware in January 1998. The Company operates an online network that became operational in January 1999, and provides a forum for communications, information and electronic commerce. The online network has 15 channels with original content and includes a search engine for users. The Company intends to derive its revenue primarily from sponsorship and advertising. The Company has not yet generated any revenue. Through September 30, 1999, the Company is in the development stage.

      The Company's primary market is residents of inner city or urban areas. The Company's strategy is to utilize its online network to reach its target market of urban consumers and businesses that market their products to urban consumers. The Company intends to utilize NetStands, which are PC-based kiosks, which will be located throughout selected inner cities. The Company also intends to license Cyber Centers which are central meeting areas that will contain between ten and twenty computers, to urban nonprofit organizations.

      As reflected in the accompanying financial statements, the Company has not generated any revenues, has incurred substantial losses since inception and such losses are expected to continue in the near future. As of December 31, 1998, the Company had a working capital deficiency of $220,000 and a capital deficiency of $134,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to obtain additional debt or equity financing. The Company is attempting to raise additional financing through a proposed public offering. (See Note F)

      There is no assurance that the proposed financing can be accomplished or that profitable operations can be achieved. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

[1] PURCHASED COMPUTER EQUIPMENT AND SOFTWARE:

      Computer equipment and software are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives of the assets which range from three to five years.

[2] WEB SITE DEVELOPMENT COSTS:


      In accordance with Statement of Position 98-1, costs of designing, software configuration, coding, installation to hardware and testing expenses incurred during application development stage activities are capitalized. Costs incurred during the preliminary software project stage activities and post-implementation/operation stage activities are expensed. The capitalized costs will be amortized using the straight-line method over an estimated useful life of two years beginning when the web site is ready for its intended use.


[3] INCOME TAXES:

      The Company accounts for income taxes using the liability method. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards and to the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets are reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized.

URBAN COOL NETWORK, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1998
(Unaudited with respect to September 30, 1999 and September 30, 1998)

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[4] USE OF ESTIMATES:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[5] LOSS PER COMMON SHARE:

      Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period. No effect has been given to potential issuances of common stock including outstanding options and warrants in the diluted computation as their effect would be antidilutive.


      The supplemental basic and diluted loss per share for the nine months ended September 30, 1999 would have been $(.40) giving effect to 40,500 shares that would need to be issued to raise the net proceeds to repay the debt on consummation of the proposed initial public offering.


[6] INTERIM FINANCIAL STATEMENTS:

      The financial statements as of September 30, 1999 and for the nine-month period ended September 30, 1999 and for the period from January 23, 1998 (inception) through September 30, 1998 and 1999 are unaudited, but in the opinion of management the financial statements include all adjustments consisting of normal recurring accruals necessary for a fair presentation of the Company's financial position and results of operations. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

[7] STOCK-BASED COMPENSATION:

      The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to apply the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to apply APB 25 in accounting for its employee stock option incentive plans.

NOTE C - COMMITMENTS AND OTHER MATTERS

[1] LEASES:

      During 1999, the Company entered into operating lease agreements for a Cyber Center Facility, and administrative offices expiring in March 2014 and March 2003, respectively. As of September 30, 1999, future monthly minimum rental payments under these leases are as follows:

         Year
        Ending
     September 30,
      ------------
         2000                       $ 34,000
         2001                         39,000
         2002                         42,000
         2003                         27,000
         2004                         12,000
         2005 and Thereafter         136,000
                                    --------
                                    $290,000
                                    ========
      Rent expense amounted to approximately $4,000 for the nine month period ended September 30, 1999.

URBAN COOL NETWORK, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1998
(Unaudited with respect to September 30, 1999 and September 30, 1998)

NOTE C - COMMITMENTS AND OTHER MATTERS (CONTINUED)

[2] EMPLOYMENT AGREEMENTS:

     On July 1, 1999, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO") who is also a principal stockholder. The agreement is automatically renewable on an annual basis for an additional year unless terminated. The agreement provides for an annual base salary of $175,000 and an incentive bonus and stock options to purchase shares of common stock to be determined by the Board of Directors.


     In November 1999, the Company entered into employment agreements commencing on the consummation of the proposed public offering with its President and Chief Operating Officer, Chief Financial Officer ("CFO") and Vice President of Technology and Internet services ("VP"). The agreements are for a period of one year. The agreements provide for a total annual base compensation aggregating $350,000 plus incentive bonuses to be determined by the Board of Directors. The officers received options to purchase an aggregate of 187,500 shares of common stock exerciseable at the proposed public offering price expiring in November 2004. In addition, the VP received options to purchase 100,000 shares of common stock at an exercise price of $2.00 expiring November 2004.


[3] CONSULTING AGREEMENTS:

     In April 1999, the Company entered into an agreement with a marketing firm whereby the Company has agreed to pay a fee based upon certain benchmarks and to grant options to purchase 2,060 shares of restricted common stock with the opening of each CyberCenter and 412 shares with the placement and live operation of a cyber station in a single location at an exercise price of $0.24 per share. The agreement is in effect until terminated by either party for cause. In connection therewith the Company will record a charge equal to the fair value of the option on the opening of each CyberCenter and operation of each CyberStation.


     In September 1999, the Company entered into two consulting agreements each for a period of three years. In connection with these agreements, the Company issued 150,000 and 200,000 shares of common stock which are valued at $10.00 per share and will be amortized over a period of three years. The consultants are to provide consulting services with respect to marketing and mergers and acquisitions.


[4] Related party transactions:

     The Company's CEO served without pay from inception through December 31, 1998. The Company, based on the employment agreement effective July 1, 1999, valued such services at $175,000 per year. In this connection, the Company recognized a compensation expense and a credit to paid-in capital.


     At September 30, 1999 the Company has accrued salary of $131,000 to the CEO/stockholder and the CEO has agreed to defer the payment of such salaries until the consummation of a proposed public offering which results in a gross proceeds of at least $10,000,000. In addition from inception through September 30, 1999, the CEO paid certain expenses on behalf of the Company. These amounts have been recorded as noninterest bearing loans with no fixed date of repayment.

     Subsequent to September 30, 1999, the Company received from the CEO the right to the domain name "urban trends.com" for a nominal consideration.


NOTE D - CAPITAL DEFICIENCY

[1] STOCK SPLIT:

     The Board of Directors approved a 8.24354 for one stock split effective in July 1999. All information regarding shares of common stock have been restated to give retroactive recognition to the stock split for all the periods presented, including all references to number of shares and per share amounts.

URBAN COOL NETWORK, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1998
(Unaudited with respect to September 30, 1999 and September 30, 1998)

NOTE D - CAPITAL DEFICIENCY (CONTINUED)

[2] STOCK OPTIONS:

     In November 1999, the Board of Directors and the stockholders of the Company approved a Stock Option Plan (the " 1999 Plan") which provides for the granting of options to purchase up to 500,000 shares of common stock, pursuant to which key employees, directors and consultants are eligible to receive incentive and/or nonqualified stock options. The exercise period and price of options granted under the 1999 Plan are determined by the Board of Directors. The exercise price for incentive stock options must not be less than the fair market value of the shares of common stock on the date of the grant, except that the exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant.


     In November 1999 and January 2000 the Company had granted 187,500 options to purchase common shares to officers. (See Note C[2]). In December 1999 and January 2000, the Company granted 68,250 options to purchase common shares to various employees exercisable at the proposed public offering price.

     In November 1999, the Board of Directors and stockholders approved the 1999 Executive Stock Option Plan (the "Executive Plan") which provides for the granting of up to 500,000 options to purchase shares of common stock to the CEO of the Company. The Company has granted the entire 500,000 options to the CEO of the Company. Of these options, options to purchase 250,000 shares of common shares of the Company are exercisable immediately at an exercise price equal to the proposed public offering price. The balance of such options are exercisable for a period of five years at an exercise price equal to 110% of the proposed public offering price. Such options are exercisable 125,000 options each, provided that in the year 2001 and 2002 gross sales revenue in each year reach $17,500,000 and $25,000,000, respectively.


 [3]  WARRANTS:

     In connection with certain units sold in a private placement (see Note E) the Company has the following warrants outstanding at September 30, 1999:

         Number
           of          Exercise        Expiration
         Shares          Price            Date
       ----------     -----------     -------------
        162,500         $2.00         July, 2004
         12,500          2.00        August,  2004
      ---------
        175,000
      =========

     The above warrants are exercisable commencing January, 2000. In connection with additional proceeds of bridge financing received in October and November 1999, the Company issued additional warrants to purchase 350,000 shares of common stock at an exercise price of $2.00 per share expiring five years from the issue date.

NOTE E - PRIVATE  PLACEMENT


      In July and September 1999, the Company sold 32.5 and 2.5 units, respectively aggregating $350,000. Each unit consists of a $10,000 promissory note, 1,000 shares of common stock and a warrant to purchase 5,000 shares of common stock (see Note D[3]). The promissory notes bear interest at 10% per annum and are due the earlier of 24 months from date of issuance or the closing of the proposed initial public offering. The common stock and warrants have been valued at $10.00 and $8.28, respectively, by using the proposed public offering price and the application of the Black-Scholes model and will be accounted for as debt discount which will be amortized over the life of the loan.

     In October and November 1999, the Company sold an aggregate of 70 units on the same terms as the units sold in July and September. These shares of common stock and warrants have been valued at $10.00 and $8.28, respectively. Through November 23, 1999 the Company incurred costs in connection with obtaining the financing of approximately $232,000 which will be amortized over the life of the loans. The effective interest rate on the notes is 300% excluding debt issuance costs.

URBAN COOL NETWORK, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1998
(Unaudited with respect to September 30, 1999 and September 30, 1998)

NOTE F - PROPOSED  PUBLIC OFFERING


     The Company signed a letter of intent with an underwriter with respect to a proposed public offering of shares of common stock. There is no assurance that such offering will be consummated. The Company anticipates incurring substantial expenses in connection with the proposed public offering which, if the offering is not consummated, will be charged to expense. Upon consummation of the public offering independent directors are to receive an aggregate of 15,000 shares of common stock of the Company and five-year options to purchase an aggregate of 30,000 shares of common stock at the proposed public offering price.


NOTE G - INCOME  TAXES


     At September 30, 1999, the Company had available federal net operating loss carryforward to reduce future taxable income of approximately $944,000. The net operating loss carryforwards expire in 2019. The Company's ability to utilize its net operating loss carryforwards may be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code if future changes in ownership occur.

     At December 31, 1998 and September 30, 1999, the Company has a deferred tax asset of approximately $83,000 and $391,000, respectively, representing the benefits of its net operating loss carryforwards and certain start up costs capitalized for tax purposes. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and therefore a valuation allowance has been fully provided against the deferred tax asset. The difference between the statutory rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of $83,000 and $308,000 in 1998 and 1999, respectively.


NOTE H - NOTE PAYABLE


 In
November 1999, the Company issued a note payable for $400,000 to its website developer for accounts payable. The note bears interest at 18% per annum, payable in monthly installments of $25,000 beginning December 1, 1999, with the outstanding balance due at the earlier of a public offering of the Company's securities resulting in gross proceeds of at least $10,000,000 or June 1, 2000. The Company failed to make monthly payments due on December 1, 1999 and January 1, 2000.


NOTE I - SUBSEQUENT EVENTS


     In October 1999, the Company issued 175,000 shares of common stock to a consultant to provide corporate development consulting services over a period of two years which the company valued at $10.00 per share.

     In November 1999, the Company entered into a loan agreement with a lender pursuant to which the lender has agreed to loan advances up to $1,000,000. The loan matures on the earlier of consummation of the proposed public offering or April 14, 2000 and bears interest at 10% per annum. In connection with the loan agreement the Company issued to the lender warrants to purchase 750,000 shares of common stock at an exercise price of $2.00 per share which has been valued at $8.77 per warrant by application of the Black-Scholes model and will be treated as debt discount and amortized over the term of the loan. The warrants are exercisable by the lender at any time for a period of ten years. The loan is secured by all of the assets of the Company, including intangibles, intellectual property and internet websites. Through December 1999, the Company drew down $500,000 under the loan agreement.

     In November 1999, the Company entered into a consulting agreement with an affiliate of the lender to implement its business plans and strategies for a period of two years with a right to terminate by either party upon written notice as of the end of the first year. Under the agreement, the Company will pay a fee of $6,250 per month and the consultant is to receive 150,000 shares of common stock valued at $10.00 per share. The consultant will receive additional shares if the offering price in the contemplated public offering is $9.00 or less. Except for the breach of this agreement, beginning December 27, 1999 and each of the following three months the Company has a noncumulative right to repurchase an aggregate of 60,000 shares in four equal monthly installments of 15,000 shares of common stock for an aggregate purchase price of $8,000.

URBAN COOL NETWORK, INC.
(a development stage company)
Notes to Financial Statements
December 31, 1998
(Unaudited with respect to September 30, 1999 and September 30, 1998)

NOTE I - SUBSEQUENT EVENTS (continued)

     In connection with the loan agreement, the company issued warrants to purchase 40,000 and 20,000 shares of common stock at an exercise price equal to 110% of the initial public offering price each expiring in 2004 to brokerage firms.


     In November 1999, the Company entered into a shareholders' agreement with e-commerce Solutions, Inc., ("ESI"), a corporation formed in November 1999 and Stanley Wolfson ("SW") to acquire 66 2/3% of the common stock of ESI. SW contributed certain intellectual property in exchange for his ownership in ESI. ESI had no material operating activities and has had no other assets and liabilities since inception. The intellectual property represents a computer software platform engine in development that will attempt to create an ability to mass produce e-commerce websites, manage and administer said sites. Under the agreements the Company has granted warrants to SW for purchase of up to 1,000,000 shares of common stock at an exercise price of $1.00 per share expiring on the fifth anniversary of the date of issuance. The warrants to purchase 200,000 shares of common stock were exerciseable immediately and the balance of 800,000 warrants become exercisable upon ESI achieving certain gross sales within 24 months of a capital contribution by the Company aggregating $3,000,000. The Company accounted for this asset purchase at the fair value of the warrants immediately exerciseable equal to $1,800,000. Such fair value is to be amortized over three years. The Company will record an additional charge based on the fair value of the warrants upon achieving the sales targets. The Company has agreed to contribute $2,950,000 to ESI upon the completion of the proposed public offering.


     ESI also entered into an employment agreement with SW for a period of three years commencing November 1, 1999 an annual salary of $175,000 per year and plus an amount equal to 2% of the gross sales of ESI.


     In January 2000, the Company entered into an agreement with a software provider, for a period of one year. Under the agreement, the Company has agreed to pay an aggregate of $437,000.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.






                            Urban Cool Network, Inc.




                             -----------------------



                        2,000,000 Shares of Common Stock





                             -----------------------



                                     , 2000





                             -----------------------



                         Security Capital Trading, Inc.



      Until , 2000 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS



                  SUBJECT TO COMPLETION, DATED JANUARY 21, 2000



                            Urban Cool Network, Inc.





                             -----------------------




                        1,665,000 Shares of Common Stock




      Selling stockholders may sell the shares of common stock using this prospectus.


      Using an alternate prospectus, Urban Cool is also offering 2,000,000 shares of common stock plus up to an additional 300,000 shares of common stock to cover over-allotments, if any, in an underwritten public offering.


      No public market currently exists for the common stock. We anticipate that the initial public offering price of the underwritten public offering will be between $9.00 and $11.00 per share. We have applied to list the common stock on The American Stock Exchange under the symbol "UBN."


      Before buying the Shares, carefully read this prospectus, especially the risk factors beginning on page _. The purchase of our securities involves a high degree of risk.


                             -----------------------


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




                  The date of this prospectus is       , 2000.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ....................................................

RISK FACTORS ..........................................................

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS ..................

USE OF PROCEEDS .......................................................

DIVIDEND POLICY .......................................................

DILUTION ..............................................................

PRIVATE FINANCINGS ....................................................

CAPITALIZATION ........................................................

SELECTED FINANCIAL DATA ...............................................

PLAN OF OPERATION .....................................................

BUSINESS ..............................................................

MANAGEMENT ............................................................

PRINCIPAL STOCKHOLDERS ................................................

CERTAIN TRANSACTIONS ..................................................

DESCRIPTION OF SECURITIES .............................................

SHARES ELIGIBLE FOR FUTURE SALE .......................................

PLAN OF DISTRIBUTION ..................................................

LEGAL MATTERS .........................................................

EXPERTS ...............................................................

HOW TO GET MORE INFORMATION ...........................................

Financial Statements ..................................................  F-1

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS

                                  The Offering

Securities ...............................  offered This prospectus relates to the offering of 1,665,000 shares of
                                            common stock which are being offered
                                            for sale by selling stockholders
                                            including 1,335,000 shares of common
                                            stock which we will issue to them if
                                            they exercise the warrants currently
                                            held by them. See "Description of
                                            Securities" and "Selling
                                            Stockholders and Plan of
                                            Distribution."

Common stock outstanding
after ....................................  the offering 5,645,000 shares;
                                            assumes that the shares of common
                                            stock registered under the
                                            concurrent underwritten public
                                            offering have been sold by Urban
                                            Cool; excludes outstanding options
                                            and warrants, and the underwriters'
                                            over-allotment option.

Proceeds .................................  We will not receive any of the proceeds from the sale of shares by
                                            the selling stockholders.



                               PRIVATE FINANCINGS


      From July through November, 1999, we completed the sale of 105 units at a price of $10,000 per unit in a private financing transaction. Each unit in the private financing consisted of a promissory note in the principal amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January 2000 through May 2000 and expire July 2004 through November 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of an initial public offering of our securities. We have agreed to register the shares of common stock and the shares of common stock underlying the warrants issued in the private financing. These shares are included in this registration statement of which this prospectus forms a part and are being offered by the selling stockholders under this prospectus.

      In addition, the holders of at least 50% of the shares of common stock and the shares of common stock underlying the warrants issued in the private financing have the right to demand the registration of their shares on one occasion. The holders of the shares of common stock and the warrants have agreed not to sell, transfer, assign or otherwise dispose of the shares of common stock, the warrants and the shares of common stock underlying the warrants for a period of 13 months from the date of this prospectus without the prior written consent of Security Capital Trading, Inc. However, Security Capital has agreed to release the lock-up after six months if Security Capital has not agreed otherwise with The American Stock Exchange or any other national securities exchange.

      Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to a sub-placement agent, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.


      On November 23, 1999, we entered into a loan agreement with The Elite Funding Group, Inc. which provides for a loan in an amount of up to $1,000,000 at an interest rate of 10% per annum, payable monthly. On the date we entered into the agreement, we received an initial advance of $350,000 and we issued to the lender common stock purchase warrants for the purchase of up to 750,000 shares of common stock with an exercise price of $2.00 per share. In December 1999, we received an additional advance of $150,000. The warrants are exercisable by the lender at any time for a period of ten years. To secure the repayment of advances under the loan agreement, we have pledged substantially all of our assets to the lender. We must prepay any outstanding advances under the loan agreement to the extent of any proceeds available to us from the sale of our assets outside of the ordinary course of business, the issuance of any indebtedness or the sale of any equity securities. We must pay the full amount of all outstanding advances under the loan agreement on the earlier of April 14, 2000 or the closing of this offering. We may draw down up to $150,000 against the balance of the loan every 30 days.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS

      We have also granted certain registration rights to the lender for the registration of the shares of common stock underlying the warrants, including demand and "piggy-back" registration rights. The shares of common stock underlying the lender's warrant are included in this registration statement of which this prospectus forms a part, are being offered under an alternate prospectus and are not subject to a lock-up agreement. In addition, we have agreed to utilize our best efforts to enable the lender, or its designee, to purchase the number of shares of common stock in this offering in an amount equal to $1,000,000 divided by the initial public offering price.


      We have also entered into a consulting agreement with RMH Consulting Corp., an affiliate of The Elite Funding Group, a principal stockholder and our lender. The consulting agreement is for a period of two years commencing as of November 1, 1999 and requires us to pay the consultant a fee of $6,250 per month. Pursuant to the consulting agreement we issued 150,000 shares of common stock to the consultant and we will be required to issue additional shares of common stock to the consultant if we commence an initial public offering at a price of $9.00 or less per share, so that the total number of shares issued to the consultant will be equal to the number of shares which could have been purchased in the initial public offering for $1,500,000. We may repurchase an aggregate of 45,000 shares of common stock in four monthly installments of 15,000 shares of common stock from the consultant at a cash price of $2,000 for each installment commencing in January 2000 through March 2000. In the event that we do not repurchase the shares of common stock in a given month, then such repurchase right expires. However, upon the completion of the offering our right to repurchase any shares of common stock for which our repurchase right is still outstanding will be accelerated. We have also granted certain registration rights to the consultant for the registration of the shares of common stock, including demand and "piggy-back" registration rights. The shares of common stock issued to RMH Consulting are included in this registration statement of which this prospectus forms a part are being offered under this prospectus and are not subject to a lock-up agreement. See "Management--Consulting Agreements" and "Certain Transactions."


      Security Capital and May Davis Group assisted us in procuring the loan from The Elite Funding Group and as compensation for such services received warrants to purchase 40,000 shares of common stock and 20,000 shares of common stock, respectively.


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      The registration statement, of which this prospectus forms a part, also relates to our registration, for the account of the selling stockholders, of:
      o an aggregate of 105,000 shares of common stock and 525,000 shares of common stock underlying warrants issued in a private placement between July and November 1999;

      o 150,000 shares of common stock issued to RMH Consulting Group, an affiliate of The Elite Funding Group, in November 1999;

      o 750,000 shares of common stock underlying warrants issued in connection with a loan from The Elite Funding Group of an amount up to $1,000,000 in November, 1999;

      o    75,000 shares of common stock issued to a consultant in November
           1999; and

      o an aggregate of 60,000 shares of common stock underlying warrants issued for assisting the company in placing the $1,000,000 loan from The Elite Funding Group to Security Capital and May Davis Group in November 1999. The representative is not underwriting the selling stockholders' shares. Urban Cool will not receive any of the proceeds from the sale of these shares.


      Except for The Elite Funding Group, Inc., with respect to 750,000 shares of common stock underlying warrants, and RMH Consulting Corp., an affiliate of The Elite Funding Group, and their assignees, with respect to 150,000 shares of common stock, the selling stockholders have agreed not to directly or indirectly offer, sell, transfer or otherwise encumber or dispose of any of their common stock for a period of 13 months after the date of this prospectus without the prior written consent of Security Capital. However, Security Capital has agreed to release the lock-up after six months, with respect to 105,000 shares of common stock and 525,000 shares of common stock underlying warrants issued in a private financing transaction in July through November 1999, if Security Capital

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS

has not agreed otherwise with the American Stock Exchange or other national securities exchange. See "Shares Eligible for Future Sale".

      The sale of the selling stockholders' shares by the selling stockholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholders on The American Stock Exchange, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling stockholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at a market prices prevailing at the time of sale, or at negotiated prices.

      The selling stockholders may effect the transactions by selling their shares directly to purchasers, through broker\dealers acting as agents for the selling stockholders, or to broker\dealers who may purchase shares as principals and thereafter sell the selling stockholders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. These broker\dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser for whom which broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

      The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

      Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

      At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

      Under the Exchange Act and its regulations, any person engaged in the distribution of shares of common stock, or securities convertible into common stock, offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling stockholders.


      The following table sets forth information known to us regarding ownership of our common stock by each of the selling stockholders as of January 1, 2000 and as adjusted to reflect the sale of shares offered by this prospectus. Other than the following persons, none of the selling stockholders has had any position with, held any office of, or had any other material relationship with us during the past three years.


      o The Elite Funding Group has agreed to advance us up to $1,000,000 pursuant to a loan agreement.

      o RMH Consulting Corp., an affiliate of The Elite Funding Group, has agreed to provide us with consulting services.

      o    Sea Breeze Associates is a consultant to the Company.

      o    Security Capital is the representative of the underwriters.

      o May Davis Group assisted Security Capital in placing the private financing in July through November 1999 and The Elite Funding Group loan.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS

      We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last column in this table assumes the sale of all of our shares offered in this prospectus.

                                                                 Common Stock
           Names of                            Shares Owned       Offered by       Shares Owned After Offering
            Selling                              Prior to         Beneficial       ---------------------------
         Stockholders                            Offering            Owner           Number         Percent
         ------------                          -------------     -------------       -------        -------

Jeffrey Levine                                    120,000(1)       120,000              0              0
Michael Kessler                                    30,000(2)        30,000              0              0
Jay Konesey                                        60,000(3)        60,000              0              0
Julius Smith Young, Jr.                            90,000(4)        90,000              0              0
Gerald and Kathleen Holland                        30,000(5)        30,000              0              0
Charles P. Atkins                                  30,000(6)        30,000              0              0
Bella Figura, LLC                                  18,000(7)        18,000              0              0
Tom Hogan                                          18,000(8)        18,000              0              0
Arnold Eisenstadt                                  12,000(9)        12,000              0              0
Jeffrey George                                     12,000(10)       12,000              0              0
Henry Volquardsen                                  12,000(11)       12,000              0              0
Morton Mower                                       12,000(12)       12,000              0              0
Jeffret Hrutkay                                    12,000(13)       12,000              0              0
John and Sherri Kroening                           12,000(14)       12,000              0              0
Keith Ganzer                                        9,000(15)        9,000              0              0
Insurance Planing Consultants Pension Plan          6,000(16)        6,000              0              0
Kenneth W. Forbes                                   6,000(17)        6,000              0              0
International Premium Associates, Inc.              6,000(18)        6,000              0              0
Fran and Alan Bader                                 6,000(19)        6,000              0              0
E.H. Tepe Co., Inc.                                 6,000(20)        6,000              0              0
Sigma Services Corp.                               12,000(21)       12,000              0              0
Howard B. Culang                                    9,000(22)        9,000              0              0
Russell P. Truitt                                   6,000(23)        6,000              0              0
Rodney Grebe                                        6,000(24)        6,000              0              0
Michael Spindel                                    12,000(25)       12,000              0              0
Loni Spurkeland                                    30,000(26)       30,000              0              0
Lennart Dahlgren                                   15,000(27)       15,000              0              0
Gregory Tucker                                     18,000(28)       18,000              0              0
Phelps Hoyt                                        15,000(29)       15,000              0              0
RMH Consulting Corp.                              876,250(30)      876,250              0              0
The Elite Funding Group, Inc,                     876,250(31)      876,250              0              0
Sea Breeze Associates, Inc.                       175,000           75,000        100,000              *
Security Capital Trading, Inc.                     40,000(32)       40,000              0              0
May Davis Group                                    20,000(33)       20,000              0              0
Fink &Platz                                         1,875(34)        1,875              0              0
Colel Chabad                                        9,375(35)        9,375              0              0
Joseph Guttman                                      9,375(36)        9,375              0              0
Jay Matthews                                        3,125(37)        3,125              0              0



---------------
(1) Includes 100,000 shares of common stock underlying a warrant exercisable during the period January, 2000 through July, 2004.
(2) Includes 25,000 shares of common stock underlying a warrant exercisable during the period January, 2000 through July, 2004.
(3) Includes 50,000 shares of common stock underlying a warrant exercisable during the period March, 2000 through September, 2004.
(4) Includes 75,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(5) Includes 25,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(6) Includes 25,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS


(7) Includes 15,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(8) Includes 15,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(9) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(10) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(11) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(12) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(13) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(14) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(15) Includes 7,500 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(16) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(17) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(18) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(19) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(20) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(21) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(22) Includes 7,500 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(23) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(24) Includes 5,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(25) Includes 10,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(26) Includes 25,000 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(27) Includes 12,500 shares of common stock underlying a warrant exercisable during the period May, 2000 through November, 2004.
(28) Includes 15,000 shares of common stock underlying a warrant exercisable during the period May, 2000 through November, 2004.
(29) Includes 12,500 shares of common stock underlying a warrant exercisable during the period April, 2000 through October, 2004.
(30) Includes 726,250 shares of common stock underlying a warrant owned by The Elite Funding Group, Inc., an affiliate of RMH Consulting Group.
(31) Includes (i) 150,000 shares of common stock owned by RMH Consulting Corp., an affiliate of The Elite Funding Group and (ii) 726,250 shares of common stock underlying a warrant exercisable commencing November 1999 through November 2009.
(32) Represents 40,000 shares of common stock underlying warrants exercisable during the period November, 2000 through November, 2004.
(33) Represents 20,000 shares of common stock underlying warrants exercisable during the period November, 2000 through November, 2004.
(34) Includes 1,875 shares of common stock underlying a warrant.
(35) Includes 9,375 shares of common stock underlying a warrant.
(36) Includes 9,375 shares of common stock underlying a warrant.
(37) Includes 3,125 shares of common stock underlying a warrant.
* less than one  percent.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS


                                  LEGAL MATTERS


      The validity of the securities being offered hereby will be passed upon for Urban Cool by Silverman, Collura & Chernis, P.C., 381 Park Avenue South, New York, New York 10016.

                ALTERNATE PAGE OF SELLING STOCKHOLDER PROSPECTUS

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is currently only as of the date of this prospectus.







                            Urban Cool Network, Inc.




                            -----------------------



                        1,665,000 Shares of Common Stock





                            -----------------------



                                     , 2000





                            -----------------------


                         Security Capital Trading, Inc.


Until , 2000 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses (other than underwriting commissions and discounts payable to the underwriters) payable by Urban Cool in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee, the NASD filing fee and The American Stock Exchange listing fees, all amounts shown are estimates.

Registration fee ..................................................   $11,101
The American Stock Exchange listing fees ...........................   32,500
NASD filing fee ...................................................     4,705
Printing and engraving expenses ...................................   125,000
Legal fees and expenses (other than Blue Sky) .....................   300,000
Accounting fees and expenses ......................................   175,000
Blue Sky fees and expenses (including legal and filing) ...........    25,000
Transfer agent fees and expenses ..................................     5,000
Miscellaneous expenses ............................................    71,694
                                                                     --------
    Total .........................................................  $750,000

Item 14. Indemnification of officers and directors.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits, in general, a Delaware corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney's fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 145(e) of the DGCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 145(f) of the DGCL provides that the indemnification and advancement of expense provisions contained in the DGCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

      Urban Cool's certificate of incorporation provides, in general, that we shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said section. The certificate of incorporation also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and as to acts in another capacity while holding such office.

      In accordance with that provision of the certificate of incorporation, Urban Cool shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, or other enterprise in any capacity at Urban Cool's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      The Form of Underwriting Agreement filed as Exhibit 1.1 hereto also contains, among other things, provisions whereby the underwriters agree to indemnify Urban Cool, each officer and director of Urban Cool who has signed the registration statement, and each person who controls Urban Cool within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to Urban Cool by the underwriters for use in the registration statement or prospectus.

      The Underwriting Agreement also contains provisions whereby Urban Cool agrees to indemnify the underwriters, each officer and director of the underwriters, and each person who controls the underwriters within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts contained in the registration statement or prospectus.

      Urban Cool has been advised that it is the position of the Commission that insofar as the indemnification provisions referenced above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.


Item 26. Recent Sales of Unregistered Securities.

      Unless otherwise noted, the sale of the securities were exempt from registration under the Securities Act under Section 4(2) and/or Regulation D promulgated thereunder. All such sales being made to sophisticated investors and/or accredited investors who had access to information about Urban Cool and were able to bear the risk of loss of their investment.


     (1) On January 23, 1998, Jacob R. Miles was issued 2,040,276 shares of common stock upon our formation under Section 4(2) of the Securities Act.

     (2) On November 4, 1998, Rosalind Bell was issued 4,122 shares of common stock for a purchase price of $1,000 under Section 4(2) of the Securities Act.

     (3) On November 4, 1998, Bettye Bell was issued 412 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

     (4) On November 4, 1998 Rosalind Bell was issued 16,487 shares of common stock for services rendered under Section 4(2) of the Securities Act.

     (5) On November 30, 1998, Omni Source Events was issued 8,244 shares of common stock for an aggregate purchase price of $2,000 under Section 4(2) of the Securities Act.

     (6) On November 30, 1998, Crystal R. Smith was issued 412 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

     (7) On November 30, 1998, Jennifer L. Smith was issued 412 shares of common stock for an aggregate purchase price of $100 under Section 4(2) of the Securities Act.

     (8) On December 7, 1998, Robert A. and Jacqueline M. Smith were issued 1,649 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

     (9) On December 7, 1998, Karen Miles was issued 1,649 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

     (10) On December 7, 1998, Venture Partners was issued 4,122 shares of common stock for an aggregate purchase price of $1,000 under Section 4(2) of the Securities Act.

     (11) On December 7, 1998, James Hurley, Jr. was issued 20,609 shares of common stock for an aggregate purchase price of $5,000 under Section 4(2) of the Securities Act.

     (12) On November 4, 1998 Jacob R. Miles was issued 20,609 shares of common stock for an aggregate purchase price of $5,000 under Section 4(2) of the Securities Act.

     (13) On March 3, 1999, James and Gloria Austin were issued 164,871 shares of common stock for an aggregate purchase price of $40,000 under
          Section 4(2) of the Securities Act.

     (14) On March 1, 1999, Geraldine Miles was issued 1,649 shares of common stock for an aggregate purchase price of $400 under Section 4(2) of the Securities Act.

      (15) On December 7, 1998, Eva G. Miles was issued 824 shares of common stock for an aggregate purchase price of $200 under Section 4(2) of the Securities Act.

      (16) On March 3, 1999, Gary Fargusson was issued 82,435 shares of common stock for an aggregate purchase price of $20,000 under Section 4(2) of the Securities Act.

      (17) On March 3, 1999, the Brannon-Cottrell Group was issued 61,826 shares of common stock for an aggregate purchase price of $15,000 under Section 4(2) of the Securities Act.

      (18) On March 9, 1999, Black Urban Investors of Arlington were issued 163,840 shares of common stock for an aggregate purchase price of $39,750 under Section 4(2) of the Securities Act.

      (19) On March 9, 1999, Teddy Bosey, Jr. was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (20) On March 10, 1999, Monte E. Ford was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under Section 4(2) of the Securities Act.

      (21) On March 10, 1999, Paul R. Martinez was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (22) On March 4, 1999, Larry D. Whiting was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

      (23) On April 3, 1999, Debra Perk Haynes and Frederick D. Haynes were issued 8,244 shares of common stock for an aggregate purchase price of $2,000 under Section 4(2) of the Securities Act.

      (24) On July 1, 1999, Bertram Denson was issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under Section 4(2) of the Securities Act.

      (25) On July 1, 1999, H. Ron and Rita White were issued 41,218 shares of common stock for an aggregate purchase price of $10,000 under
            Section 4(2) of the Securities Act.

     (26) On September 17, 1999, Upway Enterprises, Inc. was issued an aggregate of 150,000 shares of common stock for consulting services under
          Section 4(2) of the Securities Act.

     (27) On September 19, 1999, Surrey Associates, Inc. was issued an aggregate of 200,000 shares of common stock for consulting services under
          Section 4(2) of the Securities Act.

     (28) On October 31, 1999, Sea Breeze Associates, Inc. was issued an aggregate of 175,000 shares of common stock for consulting services under Section 4(2) of the Securities Act.

     (29) As of November 1, 1999, RMH Consulting Corp. was issued an aggregate of 150,000 shares of common stock for consulting services under
          Section 4(2) of the Securities Act.

     (30) In November, 1999, Stanley Wolfson was issued warrants to purchase up to 1,000,000 shares of common stock in connection with the acquisition of e-commerce Solutions, Inc under Section 4(2) of the Securities Act.

     (31) On November 23, 1999 we issued warrants to purchase 750,000 shares of common stock to the Elite Funding Group, Inc. in connection with a loan in the amount up to $1,000,000 under Section 4(2) of the Securities Act.

     (32) From July through November 1999, in connection with a private financing transaction to accredited investors pursuant to Regulation D, the Company sold 105 units at a price of $10,000 per unit to the individuals listed below. Each unit in the private financing consisted of a promissory note in the amount of $10,000, 1,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The warrants are exercisable at an exercise price of $2.00 per share commencing January, 2000 through November, 2004. The notes bear interest at the rate of 10% per annum and are payable on the earlier of 24 months from the date of issuance or upon the closing of this offering.

          Security Capital acted as the placement agent for the private financing. We paid Security Capital a fee of $105,000, which was equal to 10% of the aggregate purchase price of the units sold, a portion of which was re-allowed to other registered broker-dealers, and a non-accountable expense allowance of $31,500 which was equal to 3% of the aggregate purchase price of the units sold.


                                                                                                 Number of
Date of Closing                    Name                                                           Units
-------------                      ------                                                       ---------
July 21, 1999                      Jeffrey E. Levine                                             20

July 21, 1999                      Michael Kessler                                               5

July 21, 1999                      Jay Konesey                                                   10


October 12, 1999                   Julius Smith Young, Jr.                                       15

October 12, 1999                   Gerald Holland, Kathleen Holland, JTWROS                      5


October 29, 1999                   Charles P. Atkins                                             5

October 29, 1999                   Bella Figura, LLC                                             3

October 29, 1999                   Tom Hogan                                                     3

October 29, 1999                   Arnold Eisenstadt                                             2

October 29, 1999                   Jeffrey George                                                2

October 29, 1999                   Henry Volquardsen                                             2

October 29, 1999                   Morton Mower                                                  2

October 29, 1999                   Jeffrey Hrutkay                                               2

October 29, 1999                   John C. Kroening and Sherri L. Kroening                       2

October 29, 1999                   Keith M. Ganzer                                               1.5

October 29, 1999                   Insurance Planning Consultants Pension Plan                   1

October 29, 1999                   Kenneth W. Forbes                                             1

October 29, 1999                   International Premium Associates, Inc.                        1

October 29, 1999                   Fran Bader & Allan Bader                                      1

October 29, 1999                   E.H. Tepe Co., Inc.                                           1

November 16, 1999                  Sigma Services Corp.                                          2

November 16, 1999                  Howard B. Culang                                              1.5

November 16, 1999                  Russell P. Truitt                                             1

November 16, 1999                  Rodney Grebe                                                  1

November 16, 1999                  Michael Spindel                                               2

November 16, 1999                  Loni Z. Spurkeland                                            5

November 16, 1999                  Lennart Dahlgren                                              2.5

November 23, 1999                  Greg Tucker                                                   3

November 23, 1999                  Phelps Hoyt                                                   2.5

Total                                                                                            105

Item 27. Exhibits.

      The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

Number                                        Description of Exhibit
--------                                      ----------------------


      1.1   Form of Underwriting Agreement.

      3.1   Certificate of Incorporation.(1)

      3.2   By-laws.(1)

      4.1   Specimen Certificate of the Common Stock.(2)

      4.2   Form of Representative's Warrants.(2)

      5.1   Opinion of Silverman, Collura & Chernis, P.C., counsel to Urban
            Cool.(2)

      10.1 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles, III.(1)

      10.2 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Barry Levine.(1)

      10.3 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Terrence B. Reddy.(1)

      10.4 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Anthony Winston.(1)

      10.5  Executive Stock Option Plan.(1)

      10.6  1999 Stock Option Plan.(1)

      10.7 Common Stock Purchase Warrant Agreement dated November 21, 1999 between Stanley Wolfson and Urban Cool Network, Inc.(1)

      10.8 Shareholders' Agreement, dated November 21, 1999, between Urban Cool Network, Inc. and Stanley Wolfson.(1)

      10.9 Sale of Technology Agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

      10.10 Employment agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

      10.11 Promissory Note, dated November 18, 1999, between Urban Cool Network, Inc. and Analysts International, Inc.(1)

      10.12 Loan Agreement, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

      10.13 Subscription Agreement and Investment Representation, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

      10.14 Common Stock Purchase Warrant Agreement dated November 23, 1999 between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

      10.15 Security Agreement, dated November 23, 1999, between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

      10.16 Subscription Agreement and Investment Representation, dated as of November 1, 1999, between Urban Cool Network, Inc. and
            RMH Consulting Group.(1)

      10.17 Consulting agreement dated as of November 1, 1999 between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

      10.18 Consulting agreement dated September 17, 1999 between Urban Cool Network, Inc. and Upway Enterprises.(1)

      10.19 Consulting agreement dated September 19, 1999 between Urban Cool Network, Inc. and Surrey Associates, Inc.(1)

      10.20 Consulting agreement dated October 31, 1999 between Urban Cool Network, Inc. and Sea Breeze Associates, Inc.(1)

      10.21 Letter Agreement between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

      10.22 Letter of Intent, dated October 12, 1999, by Bloomberg, L.P. to Urban Cool Network, Inc.(1)

      10.23 Network Access Agreement dated August 16, 1998 between Urban Cool Network, Inc. and ConnectTen LLC.(1)

      10.24 Form of Common Stock Purchase Warrant Agreement between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

      10.25 Form of Promissory Note between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

      10.26 Form of Subscription Agreement and Investment Representation between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

      10.27 Sublease Agreement, dated August 13, 1999, between Urban Cool Network, Inc. and Focus Communications, Inc.(1)

      10.28 Sublease Agreement and Rider, dated February 8, 1999, between Urban Cool Network, Inc. and Ecumenical Community Development Organization.(1)

      10.29 Deferred Compensation Agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles III.(1)

      10.30 Alliance Partnering Agreement, dated as of December 30, 1999, between Urban Cool Network, Inc. and Akamai Technologies, Inc.

      10.31 Letter of Agreement, dated January 6, 2000, between Urban Cool Network, Inc. and NaviSite, Inc.

      10.32 Memorandum of Understanding, dated as of November 29, 1999, between Urban Cool Network, Inc. and NatioNet Online.

      10.33 Amendment dated December 27, 1999, between Urban Cool Network Inc. and Stanley Wolfson to the Shareholder Agreement, dated November 21, 1999, between Urban Cool Network Inc. and Stanley Wolfson.

      10.34 Service Agreement, between Urban Cool Network, Inc. and Ask Jeeves, Inc. (2)

      21.1  List of Subsidiaries.(1)

      23.1  Consent of Richard A. Eisner & Company, LLP.

      23.2 Consent of Silverman, Collura & Chernis, P.C. (contained in Exhibit 5.1).(2)

      24.1 Power of Attorney (included on the signature page of this Registration Statement).(1)

      27.1  Financial Data Schedule

      99.1  Consent to Identification as Director Nominee of Sir Brian
            Wolfson.(1)

------------
(1)  Previously filed
(2)  To be filed by amendment

Item 28. Undertakings.

      1.  Urban Cool hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment(s) to this Registration Statement:

            (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement; and



            (3) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (c) To provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

            (d) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Urban Cool pursuant to the foregoing provisions, or otherwise, Urban Cool has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Urban Cool of expenses incurred or paid by a director, officer or controlling person of Urban Cool in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Urban Cool will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            3. If Urban Cool relies on Rule 430A under the Securities Act, Urban Cool will:

           (a) For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Urban Cool under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and


           (b) For purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on January 21, 2000.


                                    URBAN COOL NETWORK, INC.


                                    By: /s/ Jacob R. Miles, III
                                       ---------------------------------------
                                          Jacob R. Miles, III
                                          Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JACOB R. MILES, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                       Title                               Date
         ----------                                      ------                              -------

/s/ Jacob R. Miles, III
------------------                  Chairman, Chief Executive Officer and Director      January 21, 2000
Jacob R. Miles, III


/s/ Terrence B. Reddy
---------------------               President, Chief Operating Officer and Director     January 21, 2000
Terrence B. Reddy

/s/ Barry M. Levine
-----------------------             Chief Financial Officer and Treasurer               January 21, 2000
Barry M. Levine                     (principal accounting officer)

/s/ Rosalind Bell
-----------------------             Director                                            January 21, 2000
Rosalind Bell

/s/ Rex Cumming
-----------------------             Director                                            January 21, 2000
Rex Cumming




                                  Exhibit Index


Number                                        Description of Exhibit
--------                                      ----------------------

      1.1   Form of Underwriting Agreement.

      3.1   Certificate of Incorporation.(1)

      3.2   By-laws.(1)

      4.1   Specimen Certificate of the Common Stock.(2)

      4.2   Form of Representative's Warrants.(2)

      5.1   Opinion of Silverman, Collura & Chernis, P.C., counsel to Urban
            Cool.(2)

      10.1 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles, III.(1)

      10.2 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Barry Levine.(1)

      10.3 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Terrence B. Reddy.(1)

      10.4 Employment agreement dated November 22, 1999 between Urban Cool Network, Inc. and Anthony Winston.(1)

      10.5  Executive Stock Option Plan.(1)

      10.6  1999 Stock Option Plan.(1)

      10.7 Common Stock Purchase Warrant Agreement dated November 21, 1999 between Stanley Wolfson and Urban Cool Network, Inc.(1)

      10.8 Shareholders' Agreement, dated November 21, 1999, between Urban Cool Network, Inc. and Stanley Wolfson.(1)

      10.9 Sale of Technology Agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

      10.10 Employment agreement, dated November 21, 1999, between e-commerce Solutions, Inc. and Stanley Wolfson.(1)

      10.11 Promissory Note, dated November 18, 1999, between Urban Cool Network, Inc. and Analysts International, Inc.(1)

      10.12 Loan Agreement, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

      10.13 Subscription Agreement and Investment Representation, dated November 23, 1999, between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

      10.14 Common Stock Purchase Warrant Agreement dated November 23, 1999 between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

      10.15 Security Agreement, dated November 23, 1999, between The Elite Funding Group, Inc. and Urban Cool Network, Inc.(1)

      10.16 Subscription Agreement and Investment Representation, dated as of November 1, 1999, between Urban Cool Network, Inc. and
            RMH Consulting Group.(1)

      10.17 Consulting agreement dated as of November 1, 1999 between Urban Cool Network, Inc. and RMH Consulting Corp.(1)

      10.18 Consulting agreement dated September 17, 1999 between Urban Cool Network, Inc. and Upway Enterprises.(1)

      10.19 Consulting agreement dated September 19, 1999 between Urban Cool Network, Inc. and Surrey Associates, Inc.(1)

      10.20 Consulting agreement dated October 31, 1999 between Urban Cool Network, Inc. and Sea Breeze Associates, Inc.(1)

Number                                        Description of Exhibit
--------                                      ----------------------

      10.21 Letter Agreement between Urban Cool Network, Inc. and The Elite Funding Group, Inc.(1)

      10.22 Letter of Intent, dated October 12, 1999, by Bloomberg, L.P. to Urban Cool Network, Inc.(1)

      10.23 Network Access Agreement dated August 16, 1998 between Urban Cool Network, Inc. and ConnectTen LLC.(1)

      10.24 Form of Common Stock Purchase Warrant Agreement between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

      10.25 Form of Promissory Note between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

      10.26 Form of Subscription Agreement and Investment Representation between Urban Cool Network, Inc. and the investors in the private financing transaction.(1)

      10.27 Sublease Agreement, dated August 13, 1999, between Urban Cool Network, Inc. and Focus Communications, Inc.(1)

      10.28 Sublease Agreement and Rider, dated February 8, 1999, between Urban Cool Network, Inc. and Ecumenical Community Development Organization.(1)

      10.29 Deferred Compensation Agreement dated November 22, 1999 between Urban Cool Network, Inc. and Jacob R. Miles III.(1)

      10.30 Alliance Partnering Agreement, dated as of December 30, 1999, between Urban Cool Network, Inc. and Akamai Technologies, Inc.

      10.31 Letter of Agreement, dated January 6, 2000, between Urban Cool Network, Inc. and NaviSite, Inc.


      10.32 Memorandum of Understanding, dated as of November 29, 1999, between Urban Cool Network, Inc. and NatioNet Online.

      10.33 Amendment, dated December 27, 1999, between Urban Cool Network Inc. and Stanley Wolfson to the Shareholder Agreements, dated November 21, 1999, between Urban Cool Network Inc. and Stanley Wolfson.

      10.34 Service Agreement, between Urban Cool Network, Inc. and Ask Jeeves, Inc. (2)


      21.1  List of Subsidiaries.(1)

      23.1  Consent of Richard A. Eisner & Company, LLP.

      23.2 Consent of Silverman, Collura & Chernis, P.C. (contained in Exhibit 5.1).(1)

      24.1 Power of Attorney (included on the signature page of this Registration Statement).(1)

      27.1  Financial Data Schedule


      99.1  Consent to Identification as Director Nominee of Sir Brian
            Wolfson.(1)

---------------
(1)  Previously filed
(2)  To be filed by amendment